UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.    )

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ARIAD Pharmaceuticals, Inc.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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HARVEY J. BERGER, M.D.
CHAIRMAN AND CHIEF EXECUTIVE OFFICER

April XX, 2013

Dear Fellow Stockholder,

I am pleased to invite you to attend our 2013 annual meeting of stockholders, which will be held on Thursday, June 20, 2013, beginning at 10:00 A.M., EDT, at our corporate offices in Cambridge, Massachusetts.

This year, you are being asked to:

1.	Elect two directors nominated by the Board of Directors upon the recommendation of our Nominating and Corporate Governance Committee,

2.	Approve an amendment to our Certificate of Incorporation to increase the number of authorized shares of our common stock from 240 million to 450 million shares,

3.	Ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm,

4.	Approve, on an advisory basis, the compensation of our named executive officers, as disclosed in this proxy statement, and

5.	Transact such other business as may properly come before the annual meeting and any adjournments or postponements thereof.

Our Board of Directors urges you to read the accompanying proxy statement carefully and recommends the approval of each of the proposals.

At the meeting, we also will report on our development and business plans for the upcoming year. We will provide you with an opportunity to meet members of our management team and Board of Directors and will be available to respond to questions that you may have. Information on registering to attend the meeting or viewing a webcast of the meeting on the Internet is included in the proxy statement.

Under the Securities and Exchange Commission’s rules we have elected to deliver our proxy materials to the majority of our stockholders over the Internet. This delivery process allows us to provide stockholders with the information they need, while, at the same time, conserve natural resources and lower the cost of delivery. We intend to begin mailing to our stockholders a Notice of Internet Availability of Proxy Materials on or about May 6, 2013 containing instructions on how to access our proxy statement for our 2013 annual meeting and our 2012 annual report to stockholders. The notice will also provide instructions on how to vote online or by telephone and will include instructions on how to receive a paper copy of the proxy materials by mail.

We hope that you will be able to join us at our annual meeting. Whether or not you expect to attend, it is important that you cast your vote either in person or by proxy. You may vote by attending the meeting in person, by phone or the Internet or by mailing a completed proxy card if you received written proxy materials.

I look forward to seeing you at this year’s annual meeting.

Sincerely yours,

Harvey J. Berger, M.D.

ARIAD PHARMACEUTICALS, INC.

26 Landsdowne Street

Cambridge, Massachusetts 02139-4234

NOTICE OF 2013 ANNUAL MEETING OF STOCKHOLDERS

JUNE 20, 2013

10:00 A.M. EDT

The 2013 annual meeting of stockholders (“Annual Meeting”) of ARIAD Pharmaceuticals, Inc. (“ARIAD” or the “Company”) will be held on Thursday, June 20, 2013 at 10:00 A.M. EDT, at our corporate offices located at 26 Landsdowne Street, Cambridge, Massachusetts 02139-4234. The purposes of the Annual Meeting, as more fully described in the accompanying proxy statement, are to:

1.	Elect two Class 1 directors to serve on the Board of Directors (“Board”) until the 2016 annual meeting,

2.	Approve an amendment to our Certificate of Incorporation to increase the number of authorized shares of our common stock from 240 million to 450 million shares,

3.	Ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm for 2013,

4.	Approve, on an advisory basis, the compensation of our named executive officers, as disclosed in this proxy statement, and

5.	Transact such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

Only those holders of our common stock of record as of the close of business on April 25, 2013 are entitled to receive notice of, to attend and to vote at the Annual Meeting. A total of XXXXXX shares of our common stock were issued and outstanding as of that date. Each share of common stock entitles its holder to one vote. Cumulative voting of shares of common stock is not permitted.

At the Annual Meeting and for the ten-day period immediately prior to the Annual Meeting, the list of stockholders entitled to vote will be available for inspection at our offices for such purposes as are set forth in the General Corporation Law of the State of Delaware.

By Order of the Board of Directors,

Raymond T. Keane, Esq.
Senior Vice President,
General Counsel and Secretary

April XX, 2013

Your vote is important. You may vote your shares in person at the Annual Meeting. If you do not expect to attend the Annual Meeting or if you do plan to attend but wish to vote by proxy, you may vote by: (1) mailing a completed proxy card if you received written proxy materials, (2) calling the toll-free number indicated on the Notice of Internet Availability or the proxy card, or (3) using the Internet, as indicated on the Notice of Internet Availability or the proxy card.

i

Option Exercises and Stock Vested in 2012	39

Non-Qualified Deferred Compensation in 2012	40

Potential Payments upon Termination or Change in Control	41

EQUITY COMPENSATION PLAN INFORMATION	47

AUDIT COMMITTEE REPORT	48

PROPOSALS TO BE VOTED UPON BY STOCKHOLDERS	49

Election of Two Class 1 Directors to Hold Office until the 2016 Annual Meeting	49

To Approve an Amendment to Our Certificate of Incorporation to Increase the Number of Authorized Shares of Our Common Stock from 240 million to 450 million	50

Ratification of Selection of Independent Registered Public Accounting Firm	52

Vote to Approve, on an Advisory Basis, the Compensation of Our Named Executive Officers as Disclosed in this Proxy Statement	55

ADDITIONAL INFORMATION	57

Voting Information	57

Proxy Solicitation and Document Request Information	59

Information About the 2013 Annual Meeting	60

Other Information	61

Future Stockholder Proposals	61

Annual Report on Form 10-K	61

Miscellaneous	61

ii

ARIAD PHARMACEUTICALS, INC.

26 Landsdowne Street

Cambridge, Massachusetts 02139-4234

PROXY STATEMENT

FOR 2013 ANNUAL MEETING OF STOCKHOLDERS

BOARD OF DIRECTORS

The Board currently consists of seven members classified into three classes. Listed below are our seven directors by class. At each annual meeting of stockholders, the term for one class of directors expires, and directors are elected for a full term of three years to succeed the directors of such class. This year, the Board, upon recommendation of the Nominating and Corporate Governance Committee, has nominated Athanase Lavidas, Ph.D. and Massimo Radaelli, Ph.D. for re-election as Class 1 Directors.

Class	Name	Position with ARIAD	Age as of the Annual Meeting	Director Since
1	Athanase Lavidas, Ph.D.	Lead Director	65	2003
	Massimo Radaelli, Ph.D.	Director	55	2008
2	Jay R. LaMarche	Director	66	1992
	Robert M. Whelan, Jr.	Director	61	2010
	Norbert G. Riedel, Ph.D.	Director	55	2011
3	Harvey J. Berger, M.D.	Chairman of the Board of Directors, Chief Executive Officer and President	63	1991
	Wayne Wilson	Director	64	2008

Certain biographical information is set forth below for the nominees for Class 1 directors up for election at this Annual Meeting, as well as for each of the continuing Class 2 and Class 3 directors whose terms expire at the annual meeting in either 2014 or 2015, respectively, or at such time as such director’s successor is duly elected and qualified. Additionally, information about the specific experience, qualifications, attributes or skills that led to our Board of Directors’ conclusion at the time of the filing of this proxy statement that each person listed below should serve as a director is also set forth below.

Nominees for Class 1 Directors (Term to Expire in 2016)

Athanase Lavidas, Ph.D. has been the Chairman and Chief Executive Officer of the Lavipharm Group, a pharmaceutical, cosmetics and consumer health-products company headquartered in Greece, since 1976. Dr. Lavidas is also Chairman of the Greece-U.S. Business Council and Chairman of SEV Business Council for International Activities, the international arm of the Hellenic Federation of Industries and Enterprises (SEV).

Dr. Lavidas has been a member of our Board since September 2003 and has served as our lead director since November 2008. He is chair of the Nominating and Corporate Governance Committee and a member of the Executive Committee and the Compensation Committee. Dr. Lavidas brings to the Board over thirty years of international pharmaceutical industry experience in strategic development and operational management, making him highly qualified to be the Board’s lead director. Dr. Lavidas has expertise in the research, development and commercialization of innovative pharmaceutical and cosmetic products, as well as global pharmaceutical and biotechnology collaborations.

Dr. Lavidas received his B.S. and M.S. in chemistry from the University of Munich, his M.B.A. from the Institut Superieur de Marketing et de Management in Paris and his Ph.D. degree in pharmaceutical chemistry from the University of Athens.

Massimo Radaelli, Ph.D. is the President and Chief Executive Officer of Noventia Pharma, a specialty pharmaceutical company focused on orphan drugs for the treatment of rare diseases, in particular for the central nervous system and respiratory system. Prior to joining Noventia in May 2009, Dr. Radaelli was President and Chief Executive Officer of Dompé International SA, the international pharmaceutical company of the Dompé Group. He joined Dompé in 1996 as director of corporate business development. Dr. Radaelli is also Executive Chairman of Bioakos Pharma Laboratories, a specialty pharmaceuticals company concentrated in the fields of gynecology, dermatology, ear, nose and throat and pediatrics and a director of Arriani International, SA, the international subsidiary of Arriani Pharmaceuticals, a pharmaceutical company in southeastern Europe. Since October 2012, Dr. Radaelli has served as Chairman of Zarzatech Inc., as well as President of its European subsidiary, Zarzatech Sàrl. Zarzatech is a specialty pharmaceutical company focused on oral care and dental therapeutics.

Dr. Radaelli is a member of the Italian Society of Pharmacology and has been awarded the highest ranking honor of the Italian Republic by the President and Prime Minister of Italy for merit acquired in the fields of science and biopharma and for his commitment to patients with rare diseases and unmet medical needs.

Dr. Radaelli has been a member of our Board since October 2008. He brings over twenty-five years of industry experience to our Board, including senior leadership positions with major European pharmaceutical companies. He is chair of the Compensation Committee and a member of the Audit Committee and Nominating and Corporate Governance Committee. Dr. Radaelli brings to the Board significant strategic and operational industry experience, including expertise in pharmaceutical business development, strategic planning, alliance management, and product development and commercialization.

Dr. Radaelli received a University Degree in pharmaceutical sciences and a Ph.D. in clinical pharmacology from the University of Milan and an Executive Master of Business from Bocconi University of Milan.

Continuing Class 2 Directors (Term to Expire in 2014)

Jay R. LaMarche is a retired financial executive who brings to our Board over thirty years of financial and senior operating experience. He has served us for over twenty years as a director and in executive leadership positions including Chief Financial Officer and Treasurer from January 1992 to November 2000. Mr. LaMarche was our Executive Vice President from March 1997 to November 2000 and Senior Vice President, Finance from January 1992 to February 1997. Prior to joining ARIAD, he was Chief Financial Officer and a director of ChemDesign Corporation, a fine chemicals manufacturer. Previously, Mr. LaMarche was an audit partner with Deloitte Haskins & Sells, a public accounting firm. Mr. LaMarche also served as an officer in the United States Navy.

Mr. LaMarche has been a member of our Board since January 1992. He is a member of the Audit Committee and the Nominating and Corporate Governance Committee. Mr. LaMarche provides the Board with an extensive knowledge of our operations, as well as expertise in financial and accounting issues, particularly as they relate to the pharmaceutical and biotechnology industry. Mr. LaMarche’s management experience and financial background serve him well in providing guidance concerning our operations and business strategy.

Mr. LaMarche received his B.B.A. degree in public accountancy from the University of Notre Dame.

Robert M. Whelan, Jr. has nearly forty years of investment banking experience working predominantly with high technology and healthcare companies. He has been the President of Whelan & Company, LLC, providing business and financial consulting and strategic services to a broad range of companies, since 2001. From 2001 to 2005, Mr.

Whelan served as Managing Director of Valuation Perspectives, Inc., a consulting firm. Prior to that, he held a number of senior-level positions at various investment banking and brokerage firms. Mr. Whelan was Vice Chairman of Prudential Volpe Technology Group, the technology investment banking and research division of Prudential Securities. Prior to Prudential Volpe, he was Chief Operating Officer, Managing Director, board member and Head of Investment Banking of Volpe Brown Whelan & Company, a private technology and healthcare investment banking, brokerage and asset management firm. Volpe Brown Whelan & Company was acquired by Prudential Securities in 1999.

From 2008 to 2009, Mr. Whelan was a Fellow at the Harvard University Advanced Leadership Initiative, an innovative year-long program aimed at providing a rigorous educational curriculum for exceptional leaders who have reached the height of their professions and are seeking to contribute their skills to solve global social problems.

Mr. Whelan currently serves as chairman of the board of directors of Aspen Technology, Inc., a publicly traded provider of software and services for the process industries based in Burlington, Massachusetts.

Mr. Whelan has been a member of our Board since April 2010. He serves on the Audit Committee and Compensation Committee. His extensive investment-banking experience provides him with a wealth of knowledge in dealing with financial, accounting and regulatory matters as he offers the Board insight into the views of shareholders, investors, analysts and others in the financial community.

Mr. Whelan received a B.A. in history from Dartmouth College and a M.B.A. from Stanford University Graduate School of Business.

Norbert G. Riedel, Ph.D. was Corporate Vice President and Chief Scientific Officer of Baxter International Inc., a diversified healthcare company from March 2001 until January 2013. Before assuming this role, from 1998 to 2001, Dr. Riedel served as President and General Manager of the recombinant therapeutic proteins business unit and Vice President of Research and Development at Baxter’s bioscience business. Prior to joining Baxter, from 1996 to 1998, he was head of worldwide biotechnology and worldwide core research functions at Hoechst-Marion Roussel, now Sanofi-Aventis, a global pharmaceutical company. Previously, he held a series of scientific management positions at Hoechst-Marion Roussel and Hoechst AG.

Dr. Riedel has been a member of the Supervisory Board of MediGene AG, a biotechnology company, since 2003. He is a member of the Board of Directors of the Illinois Biotechnology Industry Organization and also serves on the Advisory Board of Northwestern University’s Kellogg School of Management Center for Biotechnology, and the McCormick School of Engineering. Most recently, he was appointed by Illinois Governor Pat Quinn to the newly formed Illinois Innovation Council.

From 1999 to 2010, Dr. Riedel was a member of the board of directors of Oscient Pharmaceuticals Corporation, a biopharmaceutical company, and its predecessor company, Genome Therapeutics Corporation, a genomics company.

Dr. Riedel was a postdoctoral fellow at Harvard University from 1984 to 1987 and an Assistant Professor and Associate Professor of medicine and biochemistry at Boston University School of Medicine from 1987 to 1991, is an adjunct professor at Boston University School of Medicine, and an adjunct professor of Medicine at Northwestern University’s Feinberg School of Medicine and was a visiting professor at Massachusetts Institute of Technology in 1992. In 2009, Dr. Riedel was elected as a member of the Austrian Academy of Sciences.

Dr. Riedel has been a member of our Board since April 2011. He is a member of the Compensation Committee. Given his experience as a senior executive in the healthcare field, Dr. Riedel brings to the Board invaluable scientific and commercial expertise, as well as a keen understanding of the biotechnology industry, drug discovery and development, and pharmaceutical management.

Dr. Riedel received his Diploma in biochemistry from the University of Frankfurt in 1981 and his Ph.D. in biochemistry from the University of Frankfurt in 1983.

Continuing Class 3 Directors (Term to Expire in 2015)

Harvey J. Berger, M.D. is our principal founder and has served as our Chairman of the Board and Chief Executive Officer since April 1991. He served as our President from April 1991 to September 2003 and from December 2004 to present. He is chair of the Executive Committee. From 1986 to 1991, Dr. Berger held a series of executive management positions at Centocor, Inc., a biotechnology company, including Executive Vice President and President, Research and Development Division. He has also held senior academic and administrative appointments at Emory University, Yale University and the University of Pennsylvania and was an Established Investigator of the American Heart Association. Dr. Berger currently serves as a member of the Dean’s Council of Yale School of Medicine.

Dr. Berger brings to our Board a deep historical and practical knowledge of our business and our technologies, as well as forty years of expertise in the medical, scientific, financial and biopharmaceutical arenas, making him uniquely qualified to lead the Board.

Dr. Berger has been actively engaged in our strategy and operations since our inception. Under his leadership, we have attracted and maintained talented employees, secured financing, and developed our first cancer medicine and a pipeline of highly promising drug candidates. We benefit from his strategic direction of our research and development programs and his perspective regarding strategic and operational opportunities and challenges.

Dr. Berger received his A.B. degree in Biology from Colgate University and his M.D. degree from Yale University School of Medicine. He obtained further medical and research training at the Massachusetts General Hospital and Yale-New Haven Hospital.

Wayne Wilson has over thirty years of business, financial, and accounting experience. He has been an independent business advisor since 2002. From 1995 to 2002, he served in various roles, including as President, Chief Operating Officer, and Chief Financial Officer, at PC Connection, Inc., a Fortune 1000 direct marketer of information technology products and services. From 1986 to 1995, Mr. Wilson was a partner in the assurance and advisory services practice of Deloitte & Touche LLP.

Mr. Wilson has been a member of our Board since October 2008. He is chair of the Audit Committee and a member of the Nominating and Corporate Governance Committee and the Executive Committee. Mr. Wilson is also a member of the boards of directors of FairPoint Communications, Inc., a telecommunications company, Hologic, Inc., a medical diagnostics and device company focusing on women’s health, and Edgewater Technology, Inc., a technology management consulting firm. He previously served as a director of Cytyc Corporation, a medical diagnostics and device company. Mr. Wilson brings substantial general business and financial expertise to our Board, as well as our Audit Committee. His background and extensive experience in financial accounting and reporting make him well versed in accounting principles and financial reporting rules and regulations, and he is well equipped to evaluate financial results and generally oversee the financial reporting process of a publicly traded corporation.

Mr. Wilson received an A.B. degree in political science from Duke University and an M.B.A. from the University of North Carolina at Chapel Hill.

Director Compensation

Effective January 2, 2012, the Board of Directors adopted the following policy for compensation of the non-management members of our Board:

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A one-time grant upon initial appointment or election to the Board of 40,000 stock options, which vest over three years in equal amounts on the first, second and third anniversaries of the date of grant;

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Annual cash compensation of $50,000, paid in equal quarterly amounts on or about the last day of each calendar quarter. In lieu of cash, a director may elect to receive $50,000 worth of restricted shares of our common stock on January 31, subject to a lapsing repurchase right as described below. The number of shares to be issued will be determined based on the volume weighted average price (“VWAP”) of our common stock for the month of December of the prior year. A director electing to receive his or her retainer in shares of our common stock must make such election by January 15 of each calendar year; and

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An annual equity grant of 14,000 restricted shares of our common stock, made on or about January 31 of each calendar year, subject to a lapsing repurchase right as described below. The number of restricted shares to be awarded will be evaluated annually to take into account the underlying value of the shares. The value of restricted share awards made on January 31, 2012 and 2013 to each director was $206,500 and $278,320, respectively.

For stock option awards, the exercise price of each award is the closing price of our common stock as quoted on NASDAQ on the date of grant. These awards have terms of ten years, subject to earlier termination. For restricted stock awards, we have the right to repurchase the restricted shares for a nominal amount if the director ceases to be a member of the Board or ceases to provide us with other services following their service as a director. Our right to repurchase the restricted shares lapses as to 25% of the shares on each of March 31, June 30, September 30 and December 31 of the year of the award. All awards are granted under and subject to the terms and conditions of our 2006 Long-Term Incentive Plan, as amended (the “2006 Long-Term Incentive Plan”).

No other compensation, in the form of cash or otherwise, was paid to our non-management directors other than reimbursement of their reasonable expenses incurred in attending Board and committee meetings. Management directors do not receive any compensation for their service as directors.

Set forth below is information concerning the compensation paid to or earned by our non-management directors during 2012.

2012 Director Compensation Table

Name	Fees Earned or Paid in Cash	Stock Awards(1)(2)	Option Awards(2)	Total

Jay R. LaMarche		$270,795	$260,088	$530,883

Athanase Lavidas, Ph.D.	$50,000	$206,500	—	$256,500

Massimo Radaelli, Ph.D.	$50,000	$206,500	—	$256,500

Norbert G. Riedel, Ph.D.		$270,795	—	$270,795

Robert M. Whelan, Jr.		$270,795	—	$270,795

Wayne Wilson	$50,000	$206,500	—	$256,500

(1)	As of December 31, 2012, no director held any restricted stock. Under our director compensation policy, Messrs. LaMarche, Riedel and Whelan elected to receive 4,359 shares of the Company’s common stock in lieu of the $50,000 cash retainer and also received 14,000 shares of the Company’s common stock.
(2)	On January 17, 2012, Mr. LaMarche was awarded 25,000 stock options in recognition of his 20 years of service to the Company under our policy for long-term service awards to directors and employees. The amounts included under “Stock Awards” and “Option Awards” represent the aggregate grant date fair value for stock awards and option awards granted during the year, computed in accordance with FASB ASC Topic 718. The assumptions used in the calculation of the grant date fair value of the stock awards and option awards are set forth in note 11 to our audited consolidated financial statements, entitled “Stock-Based Compensation,” included in our Annual Report on Form 10-K for the year ended December 31, 2012. As of December 31, 2012, each non-management director had the following aggregate number of stock options outstanding: Mr. LaMarche – 70,000; Dr. Lavidas – 20,000; Dr. Radaelli – 52,319; Mr. Whelan – 25,000; Mr. Wilson – 25,000 and Dr. Riedel – 25,000.

CORPORATE GOVERNANCE

Director Independence and Committee Qualifications

The Board has determined that each of our directors, except Dr. Berger, is an “independent director” as such term is defined by The NASDAQ Stock Market LLC (“NASDAQ”). The Board has also determined that each member of the Compensation Committee, the Audit Committee and the Nominating and Corporate Governance Committee meets the independence requirements applicable to each such committee member prescribed by NASDAQ and the Securities and Exchange Commission (the “SEC”). The Board has further determined that Messrs. LaMarche, Whelan, and Wilson are “audit committee financial experts” as defined in the rules of the SEC.

The Nominating and Corporate Governance Committee annually reviews the independence of all directors and reports its findings to the Board. The Nominating and Corporate Governance Committee has reviewed each director’s status by applying the standards for director independence and the criteria to determine “audit committee financial expert” status and by evaluating self-evaluation questionnaires and other information supplied by each director or otherwise independently obtained. On the basis of this review, the Nominating and Corporate Governance Committee delivered a report to our Board upon which our Board made its determinations of each director’s status.

In making these determinations, the Nominating and Corporate Governance Committee considered that in the ordinary course of business, relationships and transactions may occur between the Company and its subsidiaries and entities with which some of our directors are or have been affiliated. In addition, each year the Committee evaluates, based on questionnaires completed by the directors, whether the directors have any conflicts of interest with the Company under our Conflict of Interest Policy, a copy of which is publicly available on the Investors/News section of our website at http://investor.ariad.com under the heading “Corporate Governance.” We have from time to time engaged as an underwriter in our public offerings the investment bank Leerink Swann LLC, for whom Mr. Whelan served on the managing board until recently. The Committee reviewed our transactions with this entity and found that these transactions were made in the ordinary course of business and did not impact Mr. Whelan’s independence under relevant NASDAQ and SEC rules or present a conflict under our Conflict of Interest Policy.

Board Committees

The Board has four standing committees: the Audit Committee, the Compensation Committee, the Nominating and Corporate Governance Committee and the Executive Committee. Each committee meets periodically throughout the year, reports its actions and recommendations to the Board, receives reports from senior management, annually evaluates its performance and has the authority to retain outside advisors in its discretion. The primary responsibilities of each committee are summarized below and set forth in more detail in each committee’s written charter, which can be found on the Investors/News section of our website at http://investor.ariad.com under the heading “Corporate Governance.”

Audit Committee

•        Oversee management’s maintenance of the reliability and integrity of our accounting policies and financial reporting and disclosure practices,

•        Oversee management’s establishment and maintenance of processes to ensure that we have an adequate system of internal control,

•        Oversee management’s establishment and maintenance of processes to ensure our compliance with legal and regulatory requirements that may impact our financial reporting and disclosure obligations,

•        Review our independent registered public accounting firm’s qualifications and independence,

•        Appoint, compensate, and oversee the work of our independent registered public accounting firm,

•        Pre-approve all audit and non-audit services performed by our independent registered public accounting firm;

•        Review, in consultation with our management and independent registered public accounting firm, the scope and results of reviews of our quarterly financial statements, audits of our annual financial statements, and audits of our system of internal control over financial reporting; and

•        Perform other additional duties and responsibilities, including reviewing, evaluating, and approving related person or similar transactions or relationships and recommending approval of such transactions to the disinterested and independent members of the Board, if necessary.

NUMBER OF MEETINGS HELD IN 2012: 8 COMMITTEE MEMBERS: Wayne Wilson, Chair Jay R. LaMarche Massimo Radaelli, Ph.D. Robert M. Whelan, Jr.

Compensation Committee

•        Assess the performance of and approve, or recommend for approval by the Board, the compensation of our executive officers,

•        Analyze our officer and director compensation plans, policies, and programs,

•        Administer our stock-based compensation and executive compensation plans,

•        Review and approve all proposed compensation disclosures, including the Compensation Discussion and Analysis (“CD&A”), for inclusion in our proxy statement and review all recommendations by stockholders of the compensation of our named executive officers and the frequency of voting by stockholders on the compensation of our named executive officers.

NUMBER OF MEETINGS HELD IN 2012: 9 COMMITTEE MEMBERS: Massimo Radaelli, Ph.D. , Chair Athanase Lavidas, Ph.D. Norbert G. Riedel, Ph.D. Robert M. Whelan, Jr.

Nominating and Corporate Governance Committee

•        Identify and evaluate individuals to become directors,

•        Make recommendations to the Board concerning the size, structure, and composition of the Board and its committees,

•        Monitor the process to assess the Board’s effectiveness,

•        Review and assess the adequacy of our corporate governance, including implementation of our Corporate Code of Conduct and Ethics and our Board Conflict of Interest Policy, and

•        Oversee matters relating to the independence (including potential conflicts of interest), education, operation, and effectiveness of the Board and its committees.

NUMBER OF MEETINGS HELD IN 2012: 3 COMMITTEE MEMBERS: Athanase Lavidas, Ph.D. , Chair Jay R. LaMarche Massimo Radaelli, Ph.D. Wayne Wilson

Executive Committee

•        The Executive Committee reviews and, where appropriate, approves corporate action with respect to the conduct of our business between Board meetings. The Executive Committee’s actions are reported to the Board as soon as possible.

NUMBER OF MEETINGS HELD IN 2012: None COMMITTEE MEMBERS: Harvey J. Berger, M.D., Chair Athanase Lavidas, Ph.D. Wayne Wilson

Recommendations for Board Nominees; Board Diversity

The Nominating and Corporate Governance Committee may consider candidates for the Board recommended by stockholders, as well as by directors or officers or other appropriate sources. For all potential candidates, the Nominating and Corporate Governance Committee may consider any factors it deems relevant, including, among other factors, a candidate’s personal integrity and judgment, business and professional skills and experience, independence, knowledge of our industry and applicable laws, regulations and guidelines governing U.S. public companies, possible conflicts of interest, diversity, the extent to which the candidate would fill a priority need on the Board, the willingness of the candidate to commit sufficient time and attention to his or her duties or responsibilities as a director of a public company, and concern for the long-term interests of our stockholders. The factors generally considered by the Nominating and Corporate Governance Committee are set out in our Corporate Governance Guidelines, which are publicly available on the Investors/News section of our website at http://investor.ariad.com under the heading “Corporate Governance.” In general, persons recommended by stockholders will be considered on the same basis as candidates from other sources.

We do not have a formal policy on diversity. However, in selecting a director nominee, the Nominating and Corporate Governance Committee considers issues of diversity among Board members and seeks to find a nominee whose talents, skills, expertise and background would complement those of the existing directors.

If a stockholder wishes to recommend a candidate for director for election at our 2014 annual meeting of stockholders, such a recommendation should be submitted in writing to the Nominating and Corporate Governance Committee, c/o Raymond T. Keane, Esq., Secretary, ARIAD Pharmaceuticals, Inc., 26 Landsdowne Street, Cambridge, Massachusetts 02139-4234. Any such written recommendation should include a minimum of the following:

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All information relating to such person that would be required to be disclosed pursuant to Regulation 14A under the Exchange Act, including such person’s consent to being named in the proxy statement as a nominee and to serving as a director, if elected,

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Certain biographical and share ownership information about the stockholder and any other proponent, including a description of any derivative transactions in ARIAD’s securities occurring within the last 12 months,

•	A description of any arrangement or understanding among any of the proponents and their affiliates or any persons acting in concert with them in connection with the nomination or proposal,

•	To the extent known to each proponent, the name and address of any other stockholder supporting any such nomination or proposal of other business, and

•	Additional disclosures relating to stockholder nominees for directors, including disclosures required by our Bylaws and Board Conflict of Interest Policy.

Any such recommendation should be submitted in the timeframe for stockholder proposals which are to be included in proxy materials for the annual meeting to be held in 2014 under the caption “Future Stockholder Proposals” at the end of this proxy statement.

Director Attendance at Board and Committee Meetings

During 2012, the Board held seven meetings and the various committees of the Board held a total of 20 meetings. Each of our directors attended at least 75% of the meetings of the Board and committees on which the member served during the period the member was on the Board or committee. For purposes of this determination, actions taken by written consent of the Board or committees were not included.

Process for Determining Executive Compensation

As Chief Executive Officer, Dr. Berger recommends compensation decisions involving our other officers and discusses these recommendations and related matters, including reviewing these officers’ performance, with the Compensation Committee. Dr. Berger actively participates during Compensation Committee meetings to discuss compensation actions involving his direct reports. The Compensation Committee determines Dr. Berger’s compensation in executive session, without Dr. Berger present, and makes recommendations to the Board, which then votes on these matters. How the Compensation Committee reviews and sets executive compensation is described in more detail in the CD&A section located elsewhere in this proxy statement. The Chair of the Compensation Committee determines the agenda for its meetings in conjunction with Dr. Berger (except for executive sessions that Dr. Berger does not attend). At each meeting, the Compensation Committee has the opportunity to meet in executive session and does so when the Compensation Committee deems it necessary or appropriate.

Our Compensation Committee, or our Board of Directors at the recommendation of the Compensation Committee, makes all equity awards under stockholder-approved plans. When granted, stock options have an exercise price equal to the closing price of our common stock as quoted on NASDAQ on the date of grant. Our Compensation Committee, or our Board of Directors at the recommendation of the Compensation Committee, also approves the other terms of the grants, including the vesting conditions, restrictions and term of the awards.

Grants of stock options or other equity awards to new employees, including executive officers, are generally approved at the first scheduled meeting of our Compensation Committee after such employees begin employment. Annual grants are generally approved in the first quarter of the fiscal year for performance in the prior year.

Use of Compensation Consultants

Our Compensation Committee retains an independent compensation consultant, Radford, an Aon Hewitt company (“Radford”), to provide information, advice and recommendations with respect to officer and director compensation. Radford has served as our compensation consultant since September 2008. For our 2012 and 2013 compensation decisions, Radford, with input from management, provided advice on our peer group and an analysis of the competitiveness of our executive and director compensation programs (including our use of equity, pay-for-performance metrics, stock ownership analysis, and the retentive effect of our pay practices), and also assisted management with the preparation of tally sheets quantifying the total compensation paid to our executive officers. Radford provided advice, information and recommendations directly to, and at the request of, the Compensation Committee, and the Committee’s decisions regarding the components and amounts of executive and director compensation were informed by the analysis and input of Radford. In addition, during 2012 and 2013 Radford provided advisory services, not in excess of $120,000, related to compensation programs for our non-executive officers, including job classification, payment of cash compensation compared to our peer group, review of salary levels by position, and development of new equity compensation guidelines.

It is the Compensation Committee’s policy that the Chair of the Compensation Committee or the full Compensation Committee pre-approve any additional services provided to management by our independent compensation consultant. The Compensation Committee has assessed the independence of Radford and the Radford account manager who advised the Compensation Committee pursuant to SEC rules and concluded that Radford’s work with and on behalf of the Compensation Committee did not raise any conflict of interest.

Compensation Committee Interlocks and Insider Participation

During the fiscal year ended December 31, 2012, Drs. Lavidas, Radaelli and Riedel and Mr. Whelan served as members of our Compensation Committee. In 2012, none of our executive officers served on the board of directors or compensation committee of any entity that had one or more executive officers serving as a member of our Board or Compensation Committee. There are no family relationships between or among the members of our Board or executive officers.

Corporate Governance Guidelines

Our Corporate Governance Guidelines, which were developed and are overseen by the Nominating and Corporate Governance Committee, establish basic principles of corporate governance by which the Board operates. These guidelines address selection, composition and independence of the Board, director compensation, evaluation of the performance of the Board and its committees, the structure and operations of the committees of the Board, the establishment and implementation of corporate governance guidelines, principles and practices, leadership development, and succession planning.

Under our Corporate Governance Guidelines, as long as the Chief Executive Officer is also Chairman of the Board, the Board shall appoint one of the independent directors to serve in the role of lead director. His or her role is to support the ability of the independent directors to perform their responsibilities as independent directors. As such, he or she is responsible for oversight of those processes of the Board which independent directors are required to perform. In addition, he or she presides at meetings of the non-management directors.

The Nominating and Corporate Governance Committee is responsible for the establishment, implementation, and oversight of our Corporate Code of Conduct and Ethics, Conflict of Interest Policy for Board of Directors, and specific corporate governance guidelines, policies, and practices. Our Corporate Governance Guidelines, Corporate Code of Conduct and Ethics and Conflict of Interest Policy are publicly available on the Investors/News section of our website at http://investor.ariad.com under the heading “Corporate Governance.”

The Board’s Leadership Structure

Harvey J. Berger, M.D., who has served as our Chairman of the Board and Chief Executive Officer since April 1991, leads our Board. We believe that the structure of our Board facilitates efficient communication between our directors and management team. We believe this leadership structure is appropriate because of the efficiencies achieved in having the role of Chairman and Chief Executive Officer combined, and because Dr. Berger’s detailed knowledge of our day-to-day operations and business greatly enhances the decision-making processes of the Board as a whole.

Under our Corporate Governance Guidelines, our directors have selected Athanase Lavidas, Ph.D. to serve as our lead director, and he has served in that capacity since November 2008. A more detailed description of the roles and responsibilities of the Chairman and the lead director is set forth in our Corporate Governance Guidelines, which are publicly available on the Investors/News section of our website at http://investor.ariad.com under the heading “Corporate Governance.”

The Role of the Board in Risk Oversight

As set forth in our Corporate Governance Guidelines, one of the Board’s functions is oversight of risk management with a focus on the most significant risks facing the company including strategic, operational, financial, legal, regulatory and compliance risks. Risk is inherent in our business. As a result, significant risks are presented and discussed at regularly scheduled Board and committee meetings.

Management is responsible for identifying risk and risk controls related to significant business activities. The Board ensures that management’s approach to risk management is designed to support the achievement of organizational objectives, including strategic goals, to improve long-term organizational performance and enhance stockholder value. The involvement of the Board in reviewing our strategic objectives and plans is a key part of our Board’s assessment of management’s approach and tolerance to risk. A fundamental part of risk management is not only understanding the risks a company faces and what steps management is taking to manage those risks, but also understanding what level of risk is appropriate. In reviewing and affirming our business strategy, the Board assesses the various risks being mitigated by management and determines what constitutes an appropriate level of risk. As part of its ongoing activities, the Board meets regularly with management to discuss our most significant risk exposures and ensure that the risks undertaken by management are consistent with the Company’s business strategy. In other cases, a Board committee may be responsible for oversight of specific risk topics. For example, the Audit Committee oversees issues related to internal control over financial reporting, and the Compensation Committee oversees risks related to compensation programs, as discussed in greater detail elsewhere in this proxy statement. The Board reviews at least twice annually a detailed assessment of manufacturing and drug development activities of the Company based on application of Good Manufacturing Processes, Good Clinical Practices, and Good Laboratory Practices.

Compensation Practices and Policies Relating to Risk Management

Consistent with SEC disclosure requirements, we have assessed the Company’s compensation policies, practices and awards, including the use of performance share awards, and have concluded that our compensation policies, practices and awards do not create risks that are reasonably likely to have a material adverse effect on the Company. Our management assessed the Company’s compensation and benefits programs to determine if the programs’ provisions and operations create undesired or unintentional risk of a material nature. We do not have any programs where the ability of a participant may directly affect variability or timing of payout. Rather, our compensation programs include a combination of fixed base salaries, cash bonuses, long-term incentive awards, including performance-based compensation, and employee retirement plans that are generally uniform in design and operation throughout the Company and with all levels of employees. The compensation policies and practices are substantially the same.

In 2012, we implemented a minimum stock ownership guideline for our Chief Executive Officer equal to six times his base salary, to be phased in over five years, as well as minimum stock ownership guidelines for the non-management members of our Board of Directors equal to three times their annual cash retainer, to be phased in over five years. Our Chief Executive Officer already meets this minimum stock ownership guideline. We believe the adoption of such guidelines further aligns the interests of our Chief Executive Officer and our Board of Directors with those of our shareholders.

Based on the foregoing, we believe that our compensation policies, practices and awards do not create risks that are likely to have a material adverse effect on the Company as a whole. We also believe that our incentive compensation arrangements provide incentives that do not encourage risk-taking beyond the organization’s ability to effectively identify and manage significant risks, are compatible with our effective internal controls and our risk management practices, and are supported by the oversight and administration of the Compensation Committee with regard to executive compensation programs.

Corporate Code of Conduct and Ethics

Our Corporate Code of Conduct and Ethics applies to all of our employees and directors. Any changes in or waivers from our Corporate Code of Conduct and Ethics will be included in a Current Report on Form 8-K within four business days following the date of the change or waiver, unless website posting of the amendments or waivers is then permitted by NASDAQ rules. Our Corporate Code of Conduct and Ethics is publicly available on the Investors/News section of our website at http://investor.ariad.com under the heading “Corporate Governance.”

Stockholder Communications with the Board

Generally, stockholders who have questions or concerns should contact our Investor Relations department at 617-494-0400, extension 2208. However, any stockholders who wish to submit written communications to the Board or any individual director should send their communications to our Secretary at ARIAD Pharmaceuticals, Inc., 26 Landsdowne Street, Cambridge, MA 02139-4234 or raymond.keane@ariad.com. Communications will be distributed to the Board, or to any individual director or directors as appropriate, depending on the facts and circumstances outlined in the communications. Items that are unrelated to the duties and responsibilities of the Board may be excluded, such as:

•	Junk mail and mass mailings,

•	Resumes and other forms of job inquiries,

•	Surveys, and

•	Solicitations or advertisements.

In addition, any material that is unduly hostile, threatening, or illegal in nature may be excluded, provided that any communication that is filtered out will be made available to any director upon request.

Director Attendance at the Annual Meeting

Under our Corporate Governance Guidelines, we expect all incumbent directors, as well as all nominees for election as director, to attend our annual meetings of stockholders. All of our incumbent directors attended the annual meeting of stockholders in 2012.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Related Person Transactions Approval Policy

All related person transactions are reviewed and approved in advance by our Audit Committee or other independent body of our Board. In general, a related person transaction is defined as any transaction (other than setting compensation) in which we or any subsidiary or affiliate is a participant and in which any of the following persons has or will have a direct or indirect material interest: our executive officers, our Board members and nominees, beneficial holders of more than 5% of our securities, immediate family members of any of the foregoing persons, and any other persons who the Board determines may be considered to be related persons as defined by the rules and regulations of the SEC.

Our Audit Committee or its chair or other independent body of our Board, as the case may be, will approve only those related person transactions that are determined to be in, or not inconsistent with, the best interests of our company and our stockholders, taking into account all available facts and circumstances as it determines in good faith to be necessary. These facts and circumstances will typically include, but not be limited to, the benefits of the transaction to us and our stockholders, the impact on a director’s independence in the event the related person is a director or nominee, an immediate family member of a director or nominee, or an entity in which a director or nominee is a partner, shareholder, or executive officer, the availability of other sources for comparable products or services, the terms of the transaction, and the terms of comparable transactions that would be available to unrelated third parties or to employees generally. No member of our Audit Committee or our Board will participate in any review, consideration, or approval of any related person transaction with respect to which the member or any of his or her immediate family members or other business affiliates is the related person.

In reviewing and approving such transactions, our Audit Committee or other independent body of our Board will obtain, or will direct management to obtain on its behalf, all information that it believes to be relevant and important to its review of the transaction prior to approval. Following receipt and review of the necessary information, a discussion will be held of the relevant factors deemed to be necessary prior to approval. If a discussion is not deemed to be necessary, approval may be given by unanimous written consent of our Audit Committee or other independent body of our Board. This approval authority may also be delegated to the chair of our Audit Committee in some circumstances. No related person transaction shall be entered into prior to completing these procedures.

Our policies as described above are included in the Audit Committee Charter as approved by our Audit Committee and our Board. As required under SEC rules, transactions that involve an amount in excess of $120,000, in which we are a participant and a related person is determined to have a direct or indirect material interest, are disclosed in our proxy statement.

Transactions with Related Persons

We have no related person transactions to report.

Indemnification

We indemnify our directors and our executive officers to the fullest extent permitted by law so that they will be free from undue concern about personal liability in connection with their service to the Company. This is required under our Amended and Restated Bylaws, and we have also entered into agreements with those individuals contractually obligating us to provide this indemnification to them.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of April 10, 2013, certain information with respect to (i) each person (including any “group” as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) known to us to own beneficially more than 5% of our common stock, (ii) each of our directors and director nominees, (iii) each executive officer named in the Summary Compensation Table under “Executive Compensation” (referred to as our named executive officers), and (iv) all of our current directors and executive officers as a group. In accordance with the rules promulgated by the SEC, such ownership includes shares currently owned, as well as shares that the named person has the right to acquire within 60 days of April 10, 2013, including, but not limited to, shares that the named person has the right to acquire through the exercise of any option and restricted stock units that will be vested as of that date. Except as otherwise indicated, the stockholders listed in the table have sole voting and investment powers with respect to the common stock shown as beneficially owned. Percentage ownership is based on 184,687,459 shares of common stock outstanding as of April 10, 2013.

Name and Address**	Number and Nature of Shares Beneficially Owned		Percent of Class

FMR LLC 82 Devonshire Street Boston, MA 02109	15,845,113	(1)	8.4%

BlackRock, Inc. 40 East 52nd Street New York, NY 10022	9,569,244		5.1%

Harvey J. Berger, M.D.	4,808,219	(3)	2.5%

Timothy P. Clackson, Ph.D.	539,285	(4)	*

Edward M. Fitzgerald	544,931	(5)	*

Maria E. Cantor	140,388	(6)	*

Frank G. Haluska, M.D., Ph.D.	190,741	(7)	*

Jay R. LaMarche	577,401	(8)	*

Athanase Lavidas, Ph.D.	100,131	(9)	*

Massimo Radaelli, Ph.D.	106,319	(10)	*

Robert M. Whelan, Jr.	60,000	(11)	*

Wayne Wilson	99,000	(12)	*

Norbert G. Riedel, Ph.D.	87,026	(13)	*

All current directors and executive officers as a group (16 persons)	8,177,125	(14)	4.3%

*	Indicates less than 1% of the outstanding shares of common stock.
**	Addresses are given for beneficial owners of more than 5% of the outstanding common stock only.
(1)	This information is based solely on information contained in a Schedule 13G/A filed with the SEC on February 14, 2013 by FMR LLC. The shares are held by various subsidiaries of FMR LLC that have voting and dispositive power over the shares, as detailed in the filing.
(2)	This information is based solely on information contained in a Schedule 13G/A filed with the SEC on February 13, 2013 by Black Rock, Inc. (formerly known as Barclays Global Investors NA and Barclays Global Fund Advisors), according to which Black Rock, Inc. has sole voting and dispositive power with respect to all of the shares.
(3)

Includes 782,667 shares issuable upon exercise of stock options. Includes 27,457 shares of common stock held by the 2004 Edith Berger Revocable Trust, of which Harvey J. Berger, M.D. is trustee and has the right to vote and dispose of the shares; 1,714,286 shares owned by Ocean Capital Partners, LLC, an investment entity owned by Dr. Berger and his immediate family and for which Dr. Berger has the right to vote and dispose of the shares; and 515,050 shares owned by Dr. Berger’s spouse and daughters. Dr. Berger disclaims beneficial ownership of the shares held by the 2004 Edith Berger Revocable Trust.
(4)	Includes 175,150 shares issuable upon exercise of stock options.
(5)	Includes 345,333 shares issuable upon exercise of stock options.
(6)	Includes 77,523 shares issuable upon exercise of stock options.
(7)	Includes 116,834 shares issuable upon exercise of stock options.
(8)	Includes 70,000 shares issuable upon exercise of stock options and [6,696] shares held by Mr. LaMarche’s spouse.
(9)	Includes 20,000 shares issuable upon exercise of stock options.
(10)	Includes 52,319 shares issuable upon exercise of stock options.
(11)	Includes 25,000 shares issuable upon exercise of stock options.
(12)	Includes 25,000 shares issuable upon exercise of stock options.
(13)	Includes 16,667 shares issuable upon exercise of stock options.
(14)	See notes 3 through 13 above. Also includes 480,826 shares issuable upon the exercise of stock options held by executive officers not listed in the table above.

EXECUTIVE OFFICERS

The following table sets forth certain information regarding our executive officers, including their ages as of the upcoming Annual Meeting.

Name	Age	Position

Harvey J. Berger, M.D.	63	Chairman of the Board of Directors, Chief Executive Officer and President

Timothy P. Clackson, Ph.D.	48	President of Research and Development and Chief Scientific Officer

Edward M. Fitzgerald	58	Executive Vice President, Chief Financial Officer and Treasurer

David L. Berstein, Esq.	61	Senior Vice President, Chief Intellectual Property Officer

Daniel M. Bollag, Ph.D	52	Senior Vice President, Regulatory Affairs and Quality

Maria E. Cantor	45	Senior Vice President, Corporate Affairs

Pierre F. Dodion, M.D., M.B.A.	58	Senior Vice President, Corporate Development and Operations

Martin J. Duvall	50	Senior Vice President, Commercial Operations

Frank G. Haluska, M.D., Ph.D.	54	Senior Vice President, Clinical Research and Development and Chief Medical Officer

Raymond T. Keane, Esq.	54	Senior Vice President, General Counsel, Secretary, and Chief Compliance Officer

For biographical information on Dr. Berger, see the section in this proxy statement entitled, “Board of Directors.”

Timothy P. Clackson, Ph.D. has served as our President of Research and Development and Chief Scientific Officer since June 2010. Previously, he served as our Senior Vice President and Chief Scientific Officer from September 2003 to June 2010.

Edward M. Fitzgerald has served as our Executive Vice President, Chief Financial Officer and Treasurer since June 2010. Previously, he served as our Senior Vice President, Chief Financial Officer and Treasurer from May 2002 to June 2010.

David L. Berstein, Esq. has served as our Senior Vice President and Chief Intellectual Property Officer since May 2008. Previously, he served as our Senior Vice President and Chief Patent Counsel from June 2003 to June 2007.

Daniel M. Bollag, Ph.D. has served as our Senior Vice President, Regulatory Affairs and Quality since January 2009. He previously was Vice President, Regulatory Affairs for Genzyme Corporation, a biotechnology company, from 2006 to 2008.

Maria E. Cantor has served as our Senior Vice President, Corporate Affairs since January 2012. Previously, she served as our Vice President, Corporate Communications and Investor Relations since July 2008. Ms. Cantor held several positions of increasing responsibility at Genzyme Corporation from 2001 to 2008, most recently serving as Senior Director, Corporate Communications.

Pierre F. Dodion, M.D. has served as our Senior Vice President, Corporate Development and Operations since February 2012 and Senior Vice President, Corporate Development from July 2010 to January 2012. Previously, he served as our Senior Vice President and Chief Medical Officer from April 2008 to June 2010 and as our Senior Vice President, Oncology from June 2007 to April 2008.

Martin J. Duvall has served as our Senior Vice President, Commercial Operations since September 2011. Previously, he served as Senior Vice President and General Manager of Merck and Company’s global oncology franchise. From 2009 to 2010, Mr. Duvall led global marketing and commercial operations at Abraxis Bioscience, Inc. From 2004 to 2009, Mr. Duvall held roles leading commercial operations, commercial development and oncology strategy for MGI Pharma, Inc. and its acquirer, Eisai Pharmaceuticals.

Frank G. Haluska, M.D., Ph.D. has served as our Senior Vice President, Clinical Research and Development and Chief Medical Officer since January 2012, having held the position of Vice President and Chief Medical Officer since June 2010. Previously, he served as our Vice President, Clinical Affairs from May 2009 to June 2010, Vice President, Clinical Research from July 2008 to May 2009, and Senior Medical Director from October 2007 to July 2008.

Raymond T. Keane, Esq. has served as our Senior Vice President, General Counsel, Secretary and Chief Compliance Officer since January 2009. Previously, he served as our Vice President, General Counsel and Chief Compliance Officer from May 2008 to January 2009. From 2003 to 2008, Mr. Keane led the Global Commercialization legal team at Bristol-Myers Squibb Company.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Executive Summary

OVERVIEW

Our success in 2012 was made possible in large measure by our ability to attract, retain and motivate talented and experienced individuals across all areas of our business, including our named executive officers (“NEOs”):

Harvey J. Berger, M.D.	Chairman of the Board of Directors, Chief Executive Officer and President

Timothy P. Clackson, Ph.D.	President of Research and Development and Chief Scientific Officer

Edward M. Fitzgerald	Executive Vice President, Chief Financial Officer and Treasurer

Maria E. Cantor	Senior Vice President, Corporate Affairs

Frank G. Haluska, M.D., Ph.D.	Senior Vice President, Clinical Research and Development and Chief Medical Officer

We believe that our compensation program has been and will continue to be successful in attracting, retaining and motivating the right executive team during this critical phase of ARIAD’s evolution from a research and development-stage enterprise to a fully integrated, commercial-stage global oncology company. Our compensation program for our named executive officers was supported by 93% of the “Say-on-Pay” advisory votes cast by shareholders at our 2012 annual meeting of shareholders. Based on the success of our compensation program and after consideration of last year’s “Say-on-Pay” advisory vote, the Compensation Committee determined to continue the same fundamental structure for our executive compensation program this year, with certain refinements discussed below.

KEY COMPONENTS OF COMPENSATION AND RELATED PERFORMANCE PERIODS

We provide three basic forms of direct compensation to our executive officers: base salary, bonuses (which we refer to as “annual performance awards”), and long-term equity incentive awards. Our Compensation Committee, with the assistance of Radford, our compensation consultant, and Dr. Berger, our Chief Executive Officer, reviews each of these compensation components annually for each of the nine executive officers on our Executive Leadership Team, including our NEOs, and adjusts each component based primarily on corporate and individual performance.

In order to understand the compensation reported in this proxy statement, it is important to be aware of the fact that two separate fiscal years play a role in our compensation decisions. This is because the time periods over which performance is assessed vary depending on the particular component of compensation, and SEC disclosure rules require us to discuss awards determined based on 2012 performance in different fiscal years. Specifically, the performance review periods are as follows:

•

Base Salary – The Compensation Committee sets executive salaries in the first quarter of each fiscal year, effective as of January 1st of that year. Typically, a target percentage level of salary increase is established for the executive team, and each executive’s salary is then determined based on an assessment of the corporate and individual performance objectives applicable to that executive during the preceding year. Thus, the salary amounts reported in the Summary Compensation Table later in this proxy statement for fiscal 2012 were established based on 2011 corporate and individual performance. Salary amounts for fiscal 2013, which are based on 2012 performance, are briefly described below and will be set forth in the Summary Compensation Table next year.

•

Annual Performance Awards – These awards are determined after the completion of the fiscal year to which they apply, based on an evaluation of each executive’s performance in relation to corporate and individual objectives for that year. Therefore, unlike the 2012 salary amounts, which were based on 2011 performance, our executives’ annual performance awards for 2012, as reported in the Summary Compensation Table for fiscal 2012, were based on 2012 performance.

•

Long-term Equity Incentive Awards – These forward-looking awards are determined in the first quarter of each fiscal year, based on performance during the previous year. Consequently, the 2012 long-term equity incentive awards reported in the Summary Compensation Table and Grant of Plan-Based Awards Table for fiscal 2012 were established based on 2011 performance. The long-term equity incentive awards granted in early 2013 based on 2012 performance are briefly described below and will be set forth in the Summary Compensation Table and Grant of Plan-Based Awards Table next year.

We present below business highlights for our 2012 fiscal year to assist our shareholders in understanding the compensation decisions made with respect to reported 2012 annual performance awards, and business highlights for 2011 to facilitate an understanding of our reported 2012 salary determinations and long-term equity incentive awards.

BUSINESS HIGHLIGHTS

Fiscal 2012

Our 2012 fiscal year was one of tremendous success and progress at ARIAD:

•

We received accelerated approval in the United States of Iclusig™ (ponatinib) for the treatment of adult patients with chronic, accelerated or blast phase chronic myeloid leukemia (CML) that is resistant or intolerant to prior tyrosine kinase inhibitor (TKI) therapy or Philadelphia chromosome-positive acute lymphoblastic leukemia (Ph+ ALL) that is resistant or intolerant to prior TKI therapy. This approval followed completion of our NDA submission ahead of schedule.

•

We recruited, hired and trained a complete commercial organization in the U.S. and were fully prepared for the U.S. commercial launch of Iclusig upon receipt of marketing approval from the FDA. All of the key functions in our U.S. commercial organization, including account specialists, market access, and marketing, are in place and implementing our commercial plans for Iclusig.

•

In Europe, we submitted a Marketing Authorization Application (MAA) for Iclusig to the European Medicines Agency seeking marketing approval in the EU of Iclusig in adult patients with resistant or intolerant CML or Ph+ ALL. The Committee for Medicinal Products for Human Use granted ARIAD’s request for accelerated assessment of the MAA. We expect approval of Iclusig by the European Commission in the second quarter of 2013.

•

In preparation for our planned commercial launch of Iclusig in Europe, we established our European headquarters in Lausanne, Switzerland, and recruited and hired our General Manager of European operations, along with other key members of our European leadership team. Medical science liaisons and sales representatives in each of other major markets in Europe are now being recruited, and we expect to be launch-ready in Europe by July 1, 2013. We also established early-access programs for Iclusig, established the supply chain in key markets and implemented initial pricing and reimbursement activities.

•

We advanced the development of AP26113, our investigational dual inhibitor of EGFR and ALK, and presented positive clinical proof-of-concept data showing the promise of AP26113 as our next internally discovered cancer medicine that overcomes drug resistance. Compelling anti-tumor activity of AP26113 in patients with ALK-positive non-small cell lung cancer (NSCLC) and initial anti-tumor activity in patients with EGFR-mutant NSCLC were presented at the European Society of Medical Oncology meeting. Importantly, AP26113 showed clinical activity in ALK-positive NSCLC patients with brain metastases.

•

We initiated the global, Phase 3 EPIC trial of Iclusig in patients with newly diagnosed CML. This trial compares Iclusig to imatinib and has a primary endpoint of major molecular response at 12 months of treatment.

•

We initiated a Phase 1/2 clinical trial of Iclusig in resistant or intolerant CML and Ph+ ALL patients in Japan in the second half of 2012. The trial is designed to establish the recommended dose of Iclusig in Japanese patients, confirm its anti-leukemic activity in this patient population, and provide the necessary data required for regulatory approval of Iclusig in Japan.

•	Our 2012 achievements positioned us to further strengthen our balance sheet at the beginning of 2013 through an underwritten public offering yielding net proceeds of $310 million.

Fiscal 2011

Our 2011 fiscal year was also a year of great progress and success in pursuing our corporate objectives. Highlights included the following:

•

We advanced Iclusig towards marketing authorization and commercialization by successfully completing full enrollment of approximately 450 patients in our pivotal PACE clinical trial. We presented positive preliminary data from this trial at a major medical meeting in December 2011.

•	We developed and began implementing detailed plans for the launch of Iclusig in the United States and Europe.

•	We continued to hire the key leadership in our commercial team, including our Senior Vice President, Commercial Operations, and other key areas throughout our Company to ensure readiness for launch.

•

We initiated all required non-clinical and clinical pharmacology studies, as well as product stability studies of Iclusig and remained on schedule to support submissions for regulatory approval of this cancer medicine in the third quarter of 2012.

•

We entered into an agreement with MolecularMD Corporation in the first quarter of 2011 under which MolecularMD was developing a commercial diagnostic test to identify the T315I mutation of the BCR-ABL gene in patients with CML and Ph+ALL.

•	We introduced pre-approval programs in the United States and Europe to provide Iclusig to patients who have no effective treatment alternatives.

•	We successfully completed all studies required to submit an investigational new drug application for AP26113, and submitted that application to the FDA in the second quarter of 2011.

•	We initiated patient enrollment in our multicenter Phase 1/2 clinical trial of AP26113 in the third quarter of 2011.

•	In December 2011, we raised $243 million in an underwritten public offering of our common stock and ended 2011 with $306 million in cash and cash equivalents on our balance sheet.

The foregoing accomplishments were the products of exceptional efforts and coordination throughout our entire Company. To achieve these results, we more than doubled in size to approximately 300 employees during the past eighteen months, and we established critical new functions, augmented and enhanced many operational systems, and pursued and attained aggressive corporate goals while adapting to substantially greater organizational complexity. Led by our senior management team, we finished 2012 well on the way to transforming ARIAD into a sustainable, fully integrated global oncology company with the highly differentiated capability to discover, develop and deliver innovative cancer medicines.

Our vision as a company to develop new, breakthrough therapies with the potential to transform the lives of patients with difficult-to-treat cancers requires the leadership, drive, dedication and skills of an extraordinarily talented team of executives to achieve. With the approval and launch of Iclusig in the United States, we have reached a major milestone in realizing that vision, but there is a great deal more to accomplish. As will be discussed below, our Compensation Committee and our Board believe that our compensation program has played, and will continue to play, a crucial role in motivating and incentivizing our management team to achieve our corporate objectives and fully transform our vision into a reality.

The Philosophy and Important Features of Our Compensation Program

The philosophy underlying our compensation program has three foundational objectives:

•

First, we endeavor to attract and retain the best available executive talent to lead our Company, recognizing that we do so in a highly competitive environment. Thus, our Compensation Committee works closely with Radford to identify “peer group” and other companies within our competitive environment and then to align the components of our compensation program at levels that will reasonably position us to successfully compete. We discuss this below under the heading “Use of Competitive Market Compensation Data and Compensation Benchmark.”

•

Second, we seek to motivate our executives to achieve ambitious corporate goals by placing a substantial portion of our executives’ compensation at risk and then rewarding high levels of performance in the pursuit of those goals. We consider this “pay-for-performance” philosophy to be central to our success to date and pivotal to our success in the future. Moreover, as described below under the heading “Targets and Performance Multipliers,” we believe that a system which provides substantially greater rewards for individual performance that “exceeds requirements” or is “outstanding” in comparison to performance that merely “meets requirements” creates a powerful incentive for executives to perform at extraordinary levels.

•

Third, we strive to align the interests of our executive officers with those of our shareholders. We do this not only by paying for performance aimed at enhancing shareholder value, but also by structuring a substantial portion of our executives’ compensation as long-term equity compensation. In 2012, approximately 77% of the value of our Chief Executive Officer’s compensation consisted of long-term equity, including the value of performance share awards at the target level.

USE OF COMPETITIVE MARKET COMPENSATION DATA AND COMPENSATION BENCHMARK

Competitive Market Compensation Data

As noted above, we draw upon a pool of executive talent that is highly sought after by similarly situated biotechnology companies, as well as larger pharmaceutical and biotechnology companies from which we frequently recruit, both within and outside our geographic area. We believe that the compensation practices of our peer group in particular, as well as of these larger companies and our industry in general, provide useful information to help us compete in this arena. Therefore, our Compensation Committee works closely with Radford and our management each year to review and update a comparator group of companies considered to be our peer group to ensure its continued relevance as ARIAD evolves as a company. The Compensation Committee also reviews broader life science industry data to further inform its decisions. With Radford’s assistance, our Compensation Committee uses two primary market frames of reference (which we collectively refer to as the “market”) against which to compare our executive compensation practices, as follows:

•

Select Peer Group – A select group of national biotechnology companies at a similar stage of development as our Company, with similar headcount, market capitalization, short- and long-term growth objectives, and similar therapeutic targets.

•

Radford Global Life Sciences Survey – A national survey of executive compensation levels and practices that covers approximately sixty executive positions in over 600 multinational life sciences organizations.

We do not apply a specific weighting to either data source when making compensation comparisons. Instead, our Compensation Committee reviews composite market data synthesized by Radford from these two groups showing levels of cash, equity, and total compensation for all comparable officers relative to the elements of compensation paid to our officers.

In October 2012, our Compensation Committee met with Radford and, after reviewing relevant factors and our prior year’s peer group, selected the following peer group of companies for compensation comparisons for 2012. This peer group consisted of public companies in the biopharmaceutical industry with a commercial branded drug or a drug candidate in advanced Phase 3 clinical development, with annual revenues generally less than $1 billion, and market capitalization and headcount targeted from one-third to three times the value and size, respectively, of ARIAD at the time of the review. Three companies from last year’s peer group were deleted from the list, because they fell below the updated market value criterion, and a fourth company was dropped because it had been acquired. Two new companies meeting the updated criteria were added.

Accorda Therapeutics, Inc.	Onyx Pharmaceuticals, Inc.

Alkermes plc	Questcor Pharmaceuticals, Inc.

Auxilium Pharmaceuticals, Inc.	Regeneron Pharmaceuticals, Inc.

Biomarin Pharmaceutical Inc.	Salix Pharmaceuticals, Ltd.

Cubist Pharmaceuticals, Inc.	Seattle Genetics, Inc.

Incyte Corporation	The Medicines Company

Ironwood Pharmaceuticals, Inc.	Theravance, Inc.

Jazz Pharmaceuticals plc	United Therapeutics, Inc.

Medivation, Inc.	ViroPharma Incorporated

Compensation Benchmark

In connection with our efforts to maintain a competitive compensation program, our Compensation Committee annually establishes a benchmark for our executive compensation packages relative to other companies in our market. This benchmark is expressed as a “percentile of the market.” We currently use a benchmark targeting our compensation components and total compensation at the 65th percentile of the market. This means that our Compensation Committee seeks to formulate a compensation package for each executive officer that targets his or her total compensation, as well as components of compensation, at the 65th percentile of the composite market compensation data prepared by our compensation consultant. In 2012, recognizing that ARIAD was transitioning from a clinical-stage biotechnology company into a commercial-stage enterprise and that our future success would depend even more on competitive compensation positioning, our Compensation Committee increased the target level of our compensation packages from the 60th percentile to the 65th percentile of the market. In 2013, the Compensation Committee determined to maintain our compensation benchmark at the 65th percentile of the market in recognition of the very competitive market for executive talent in which we operate and the critical importance of attracting and retaining such talent as we continue our evolution into a fully integrated, global oncology company.

The benchmark is not intended to be a ceiling on each executive’s compensation. Rather, it represents the compensation that an executive can expect if his or her level of performance warrants receiving 100% of the compensation target. As discussed below under “Targets and Performance Multipliers,” if an executive substantially exceeds the corporate and individual performance objectives applicable to him or her, the executive may receive compensation above the 65th percentile of market. Alternatively, an executive may receive less than 100% of the compensation target depending on his or her performance.

TARGETS AND PERFORMANCE MULTIPLIERS

As noted above, each year our Compensation Committee analyzes the competitive market compensation data prepared by our compensation consultant and applies a selected benchmark – the 65th percentile of market for 2012 – to establish the following compensation parameters for each of our three levels of NEOs:

•	A target percentage increase in base salary,

•	A target annual cash performance award based on a percentage of base salary, and

•	A target amount of long-term equity incentive award.

With respect to our NEOs, the three officer tiers are as follows:

•	Tier I - our Chief Executive Officer, Dr. Berger

•	Tier II - our Executive Vice Presidents, Dr. Clackson and Mr. Fitzgerald

•	Tier III - our Senior Vice Presidents, Ms. Cantor and Dr. Haluska

Performance Multipliers

We believe that one of the most important motivators for our executives is the opportunity to earn compensation greater than the established targets by exceeding applicable performance requirements. We accomplish this through a system of “performance multipliers,” which reward exceptional performance at substantially higher levels than performance that merely meets requirements of the position. Under our performance multiplier approach, the level of performance of each executive directly influences his or her increase in base salary, annual performance award and long-term equity incentive award relative to target awards, and such amounts may be greater or less than the target levels based on the assessment and rating of each officer’s performance. Our Compensation Committee establishes the performance multiplier scale, which ranged from 0% – 160% for salary and long-term equity awards for fiscal 2012, and 0% - 200% for annual cash performance awards for fiscal 2012. Each executive officer’s performance was rated on a scale from “unsatisfactory” to “outstanding” (although none of our executives achieved a rating less than “meets requirements”). As an example of the impact of our “performance multipliers” on 2012 annual performance awards, an executive whose performance “meets requirements” would receive only 50% of his or her target bonus, whereas an executive whose performance “exceeds requirements” could earn from 100% to 150% of his or her target bonus, and an executive whose performance is assessed as “outstanding” would receive up to 200% of his or her target bonus.

Process for Determining Executive Compensation

Our Compensation Committee is responsible for, among other duties, reviewing the performance of our Chief Executive Officer and reviewing and recommending his compensation for approval by the Board. The Compensation Committee is also responsible for reviewing the assessment of performance of our other executive officers conducted by our Chief Executive Officer and reviewing and approving their compensation in consultation with our Chief Executive Officer. While our Compensation Committee has ultimate authority and responsibility for approving all executive officer compensation, our Chief Executive Officer plays an active role in such decisions, except with respect to his own compensation where he participates in neither the deliberations nor the decision.

At the beginning of each year, the Executive Leadership Team of the Company establishes annual corporate objectives, which are reviewed and discussed with the Compensation Committee and the Board and form the basis for our annual operating plan. The status of our corporate objectives, as well as our performance relative to our operating plan, are reviewed and discussed with the Board regularly during the year. Based on the annual corporate objectives and the associated operating plan, each of the executive officers prepares objectives, which are reviewed and approved by our Chief Executive Officer early in the year.

At the end of each year, each of the executive officers provides a detailed self-assessment of his or her performance relative to the established corporate and individual objectives, as well as to key leadership and management measures described below. In addition, each executive officer is evaluated on a confidential basis by several of his or her peers, subordinates, and in some instances, external colleagues, selected by our Chief Executive Officer. The Chief Executive Officer reviews and evaluates all of these assessments and completes an overall evaluation of performance for each officer for the year, taking into account his judgment regarding the Company’s overall progress, each officer’s contribution to the achievement of corporate objectives, his or her achievement of individual objectives, and his or her performance in relation to leadership and management measures. Specific numerical weightings or ratings are not applied to individual corporate or personal objectives; rather, the performance of the executive officer is evaluated as a whole in the context of his or her peers at the same level of management within the Company.

The level of performance is then used by the Chief Executive Officer to guide his recommendations to the Compensation Committee regarding each executive officer’s performance rating. As part of this process, the Compensation Committee, with input from the Chief Executive Officer, reviews the overall performance of the Company relative to the key corporate objectives established at the beginning of the year. This assessment, along with the assessments made by the Chief Executive Officer regarding the individual officers, forms the basis for the decisions regarding the individual’s performance rating. Performance ratings can range from “unsatisfactory” to “meets requirements” to “exceeds requirements” to “outstanding”. The performance rating is then used to determine the performance multiplier applicable to the executive, which forms the basis for increases in salary, annual performance awards and long-term incentive awards.

The Compensation Committee also undertakes a comprehensive review of the Chief Executive Officer’s performance based on its evaluation of our Company’s overall performance, the Chief Executive Officer’s individual contributions to achievement of key objectives, his strategic leadership of the Company and his demonstration of our vision and corporate values. His overall performance is rated, and his compensation is adjusted using the same performance scale as the other executive officers. The Compensation Committee makes these determinations in executive session and then makes recommendations to the Board for subsequent approval.

In addition to an evaluation of the level of achievement of our corporate and certain individual objectives, each executive officer is evaluated as to key leadership and management measures, including each individual’s:

•	Contribution to the management team and development and application of leadership skills reflective and supportive of our corporate values, vision and mission,

•	Ability to attract, hire, manage, retain, and motivate talent in support of the achievement of our objectives,

•	Management of his or her functions and responsibilities within established financial budgets and forecasts, and

•	Management of regulatory compliance requirements related to his or her responsibilities.

There are no thresholds or maximum levels of achievement applicable to these individual objectives or the corporate objectives. In addition, no specific weight is given to any of these factors in determining base salary increases, annual performance awards or long-term equity incentive awards for any of our executive officers. Instead, as noted above, each executive officer’s performance is evaluated as a whole, taking into account all of these objectives and measures, encouraging collaboration among senior executives in achieving inter-dependent corporate objectives.

Elements of Total Compensation

As briefly described above, we provide three basic forms of direct compensation to our executive officers: base salary, annual performance awards, and long-term equity incentive awards.

BASE SALARY

Base salary is intended to provide all of our employees with a fair and competitive base level of compensation that reflects their job function, organizational level, experience and tenure, and sustained performance over time. Executive officer base salary levels are set using these criteria.

On an annual basis, our executives are eligible for a salary increase. The amount of this increase, if any, is determined by our Compensation Committee, which establishes a target salary increase based on analysis of market compensation data and the recommendation of our compensation consultant. In 2012, the target salary increase was set at 3.5%. Each executive’s actual salary increase, if any, is determined based on the executive’s performance in achieving key corporate and individual objectives established at the beginning of each year, internal pay equity, and demonstrated levels of core job competency and effective leadership. As discussed above under “Targets and Performance Multipliers,” the executive’s performance rating leads to the application of a performance multiplier, which results in the actual salary adjustment. Adjustments to base salary levels typically are made in the first quarter of each year and are paid retroactively to January 1 of that year.

ANNUAL PERFORMANCE AWARDS

Annual performance awards are intended to reward our executive officers for achievement of corporate, individual, and key leadership and management objectives on an annual basis. Annual performance awards to our Chief Executive Officer have in past years been made, in whole or in part, in the form of shares of common stock, in order to conserve cash to fund our priority research and development programs and commercialization efforts. Annual performance awards to our other executive officers have been payable in cash, but deferred under our 2005 Executive Compensation Plan, as amended (the “2005 Executive Compensation Plan”), which also allowed us to conserve cash for operations. This year, in order to ensure that we offer a more competitive compensation package, our Compensation Committee determined to pay our 2012 annual performance awards to all of our executive officers in cash, consistent with our peers and the broader life-sciences marketplace.

As discussed above under “Targets and Performance Multipliers,” our Compensation Committee annually establishes target annual performance awards for the different tiers of executives, which are expressed as a percentage of base salary. These target awards are then adjusted for each executive through the application of a performance multiplier based on the individual executive’s performance rating for the year.

LONG-TERM EQUITY INCENTIVE AWARDS

Long-term equity incentive awards are also intended to reward our executive officers for achievement of corporate, individual, and key leadership and management objectives. In addition, such awards are intended to align the interests of all of our executive officers with those of our stockholders, promote progress toward achieving our long-term strategy and assist in long-term retention of our executive officers. As such, long-term equity incentive awards for our executive officers are made in the form of stock options, restricted stock units and performance shares. Stock options and restricted stock units vest annually over three years. Performance shares vest upon the achievement of one or more key corporate objectives or metrics and, once achieved, are subject in certain cases to further time-based vesting to provide further retention. The mix of types of equity awards provides various long-term incentives. Stock options align the interests of our executives with those of our stockholders in that value will only be realized from these awards if our stock price increases over time; restricted stock units provide some certainty of receiving some amount of compensation during periods of market volatility and provide the opportunity for our executives to maintain holdings of our common stock; and performance shares provide a direct link between achievement of key corporate objectives that we expect will drive long-term value for our stockholders. Long-term equity incentive awards are granted under our 2006 Long-Term Incentive Plan. The target long-term equity incentive awards for each officer are based on recommendations by Radford, taking into consideration the value of equity-based awards and total compensation of executives of companies in the composite market compiled by Radford, as described under “Competitive Market Compensation Data” above.

For performance share awards granted in March 2012, the performance objective is regulatory approval by the European Medicines Agency of a Marketing Authorization Application (MAA) for Iclusig prior to the end of 2016, and if not obtained by then, the award will terminate and have no value. As set forth in the Grant of Plan-Based Awards table below, if the MAA is granted in 2013, then 160% of the target award will be earned, with 50% vesting immediately and 25% vesting on each of the next two anniversaries; if the MAA is granted in 2014, then 100% of the target award will be earned, with 50% vesting immediately and 50% vesting on the one year anniversary; and if the MAA is granted in 2015 or 2016, then 50% of the target award will be earned with all shares immediately vested.

MIX OF DIRECT COMPENSATION COMPONENTS

As our executive officers have increasing responsibility for and impact on our results, we place greater emphasis on variable, performance-based compensation and longer term compensation vehicles in the form of equity awards and deferred performance awards.

We do not have specific policies nor do we use formulas to determine a mix of total compensation. We intend for total compensation to vary based on our progress towards achievement of corporate, departmental and team objectives, as well as individual performance goals. For fiscal 2012, our annual performance awards and long-term equity incentive awards, including the value of performance shares awarded at target level, represent over 80% of the total direct compensation (excluding benefits) on average for our named executive officers.

BENEFITS AND PERQUISITES

In addition to general benefits offered to all other salaried employees, we provide our executive officers with supplemental long-term disability insurance and long-term care insurance, tax return preparation services and an auto allowance in accordance with their employment agreements. These are the only perquisites we provided to our executive officers during 2012. Perquisites represent less than 2% of each named executive officer’s total compensation as set forth in the Summary Compensation Table below. We believe that our benefits and perquisites represent competitive market practices for executives at companies within our peer group. They are offered as a means to attract and retain our executive officers.

EMPLOYMENT AGREEMENTS

We have entered into employment agreements with our named executive officers. Each of these agreements provides for certain payments and other benefits if the executive’s employment terminates under certain circumstances other than for “cause,” including in connection with a “change in control.” See the subsection “Narrative to Summary Compensation Table and Grants of Plan-Based Awards Table” for a description of the agreement terms impacting current compensation and “Potential Payments upon Termination or Change in Control” for a description of applicable severance and change in control benefits. Our Compensation Committee periodically reviews the principal terms of our employment agreements with our named executive officers in light of our needs and evolving market conditions.

Our Compensation Committee believes that change-in-control and severance arrangements are important parts of the overall compensation program for our named executive officers. Change-in-control provisions help to secure the continued employment and dedication of our executive officers, to reduce any concern that they might have regarding their own continued employment prior to or following a change in control, and to promote a continuity of management during a corporate transaction. Severance arrangements are used primarily to attract, retain and motivate individuals with the requisite experience and ability to drive our success. Severance arrangements also serve, in part, as consideration to secure commitments from our executive officers not to compete with us after termination of their employment.

COMPENSATION COMMITTEE POLICY REGARDING CHANGE IN CONTROL SEVERANCE PAYMENTS

Effective April 2010, our Compensation Committee adopted a policy that restricts our Company from entering into any future agreement that provides an executive officer with a severance payment following a change in control of our Company, except in the case of a termination event (i.e., a “double-trigger”). In addition, the policy also restricts our Company from entering into any future agreement that provides an executive officer with the right to receive excise tax gross-ups following a change in control, except in certain unusual circumstances. Effective April 2013, our Compensation Committee revised this policy eliminating the exception to allow for an excise tax-gross in certain unusual circumstances. We have not entered into any agreements with any of our executive officers that provide for an excise tax gross-up, other than Dr. Berger’s employment agreement, which pre-dated the April 2010 policy.

Factors Considered in the Determination of Executive Compensation

2011 PERFORMANCE CONSIDERED FOR 2012 SALARY AND LONG-TERM EQUITY INCENTIVE AWARDS

As described above under “Key Components of Compensation and Related Performance Periods,” in early 2012, our Compensation Committee made decisions regarding 2012 salary increases and the 2012 grants of long-term equity incentive awards based on 2011 performance. The Compensation Committee determined the performance rating of each executive officer based on his or her contribution to the achievement of our key corporate objectives for 2011, as well as each officer’s performance in relation to individual goals and leadership and management measures. Our key corporate objectives applicable to our executive officers for 2011 corresponded to ARIAD’s 2011 accomplishments described in the “Executive Summary” section above under “Business Highlights – Fiscal 2011.” Briefly summarized:

•	We advanced Iclusig towards marketing authorization and commercialization.

•	We prepared the Company for commercialization of our first cancer medicine.

•	We advanced AP26113 into first-in-man studies.

•	We strengthened our balance sheet and built sustained shareholder value.

Dr. Berger’s 2012 Salary and Equity Awards

Our Chief Executive Officer’s salary increase and long-term equity incentive awards were based predominantly on our Company’s level of achievement of above-described key corporate accomplishments, as well as successfully demonstrating the following:

•	Building long-term shareholder value,

•	Building and retaining our senior management team,

•	Exemplifying our corporate values, mission and vision,

•	Developing and executing on our long-term strategy, and

•	Providing long-term leadership for our company.

Based on the above, Dr. Berger’s 2011 performance was rated as outstanding. He received a merit increase of 4.8%, which increased his 2012 base salary to $697,000. His long-term equity incentive awards of 92,000 performance shares, 102,000 restricted stock units and 213,000 stock options equate to approximately 100%, 160% and 160%, respectively, of the target awards established by the Compensation Committee and had a grant date fair value of approximately $5.3 million which amount includes the value of performance shares at the target level.

Dr. Clackson’s 2012 Salary and Equity Awards

Dr. Clackson, as President of Research and Development and Chief Scientific Officer, had broad responsibilities for the management of our business. He had responsibility for leading multiple functions within our company, including discovery research, preclinical development, clinical development, medical affairs, manufacturing and program and alliance management. As evidenced by our Company’s accomplishments during 2011, it was a year of great progress in each of these areas.

Based on the above, Dr. Clackson’s 2011 performance was rated as outstanding. His 2012 salary increase to $468,000 reflects a merit increase of 4.8%, plus an adjustment of approximately 7% to align his base salary to the 65th percentile of market. His long-term equity incentive awards of 35,000 performance shares, 40,000 restricted stock units and 82,000 stock options equate to approximately 100%, 160% and 160%, respectively, of the target awards established by the Compensation Committee and had a grant date fair value of approximately $2.0 million, which amount includes the value of performance shares at the target level.

Mr. Fitzgerald’s 2012 Salary and Equity Awards

Mr. Fitzgerald, as Executive Vice President and Chief Financial Officer, had broad responsibilities for numerous aspects of our operations and business. In particular, he led key aspects of our planning for the growth and international expansion of our business, led the planning and implementation of key systems necessary to support the needs of our business, managed diverse initiatives that provided additional funding for our programs, and effectively managed our spending in support of our key corporate objectives.

Based on the above, Mr. Fitzgerald’s 2011 performance was rated as exceeding requirements. His 2012 salary increase to $438,000 reflects a merit increase of 3%, plus an adjustment of approximately 7% to align his base salary to the 65th percentile of market. His long-term equity incentive awards of 35,000 performance shares, 25,000 restricted stock units and 51,000 stock options equate to approximately 100% of the target awards established by the Compensation Committee and had a grant date fair value of approximately $1.5 million, which amount includes the value of performance shares at the target level.

Ms. Cantor’s 2012 Salary and Equity Awards

Ms. Cantor was promoted from Vice President, Corporate Communications and Investor Relations to Senior Vice President, Corporate Affairs in January 2012. She was responsible in 2011 for developing and implementing a corporate communications and investor-relations strategy that supported the reputation of the Company and enhanced shareholder value. This strategy enhanced the advancement of our product pipeline in 2011 with a specific focus on providing timely and relevant information to the media and our investors.

Based on the above, Ms. Cantor’s performance was rated as outstanding. Her salary increase to $306,000 reflects a merit increase of 4.8%, plus an adjustment of approximately 10% to account for her promotion and align her base salary to the 65th percentile of market. Her long-term equity incentive awards of 20,000 performance shares, 22,000 restricted stock units and 46,000 stock options equate to approximately 100%, 160% and 160%, respectively, of the target awards established by the Compensation Committee and had a grant date fair value of approximately $1.1 million, which amount includes the value of performance shares at the target level. In addition, in connection with her promotion to Senior Vice President, Ms. Cantor also received an option grant of 30,000 shares with a grant date fair value of approximately $314,000.

Dr. Haluska’s 2012 Salary and Equity Awards

Dr. Haluska was promoted from Vice President, Chief Medical Officer to Senior Vice President, Chief Medical Officer in January 2012. He was responsible in 2011 for leading the Company’s teams that planned and executed an expanded access program for Iclusig consistent with the goals of the program, planned and conducted focused non-clinical, translational and external clinical studies of Iclusig to support the lead and follow-on indications, evaluated and prioritized additional clinical trials of Iclusig, and initiated the first-in-man Phase 1/2 clinical trial of AP26113.

Based on the above, Dr. Haluska’s performance was rated as exceeding requirements. His salary increase to $400,000 reflects a merit increase of 3.9%, plus an adjustment of approximately 3% to account for his promotion and align his base salary to the 65th percentile of market. His long-term equity incentive awards of 20,000 performance shares, 18,000 restricted stock units and 38,000 stock options equate to approximately 100%, 130% and 130%, respectively, of each target award and had a grant date fair value of approximately $995,000, which amount includes the value of performance shares at the target level. In addition, in connection with his promotion to Senior Vice President, Dr. Haluska also received an option grant of 30,000 shares with a grant date fair value of approximately $314,000.

2012 PERFORMANCE CONSIDERED FOR 2012 ANNUAL PERFORMANCE AWARDS AND 2013 SALARY AND LONG-TERM EQUITY INCENTIVE AWARDS

As described above under “Key Components of Compensation and Related Performance Periods,” in early 2013, our Compensation Committee made decisions regarding our 2012 annual performance awards, as well as 2013 salary increases and 2013 grants of long-term equity incentive awards, in each case based on 2012 performance. The Compensation Committee determined the performance rating of each executive officer based on his or her contribution to the achievement of our key corporate objectives for 2012, as well as each officer’s performance in relation to individual goals and leadership and management measures. Our key corporate objectives applicable to our executive officers for 2012 corresponded to ARIAD’s 2012 accomplishments described in the “Executive Summary” section above under “Business Highlights – Fiscal 2012.” Briefly summarized:

•	We completed the regulatory submission of and obtained U.S. marketing approval for Iclusig.

•	We established European operations in preparation for the European commercial approval and launch of Iclusig in 2013.

•	We continued to advance the clinical development of AP26113.

•	We enhanced our discovery efforts with the goal of designating our next development candidate.

•	We managed substantial growth in personnel and internal systems.

•	We positioned the Company to further strengthen our balance sheet through an underwritten public offering in early 2013.

Dr. Berger’s 2012 Annual Performance Award and 2013 Salary and Equity Awards

Our Chief Executive Officer’s salary increase and long-term equity incentive awards were based predominantly on our Company’s level of achievement of above-described key corporate accomplishments, as well as successfully demonstrating the following:

•	Building long-term shareholder value,

•	Building and retaining our senior management team,

•	Exemplifying our corporate values, mission and vision,

•	Developing and executing on our long-term strategy, and

•	Providing long-term leadership for our company.

Based on the above, Dr. Berger’s performance was rated outstanding. His 2012 annual performance award and 2013 salary and long-term equity awards are set forth in the tables below.

Dr. Clackson’s 2012 Annual Performance Award and 2013 Salary and Equity Awards

Dr. Clackson, as President of Research and Development and Chief Scientific Officer, continued to have broad responsibilities for the management of our business, including leading our discovery research, preclinical development, clinical development, medical affairs, manufacturing and program and alliance management. Based on his contributions to the achievement of our corporate objectives for 2012, as well as his performance in relation to individual objectives and leadership and management standards, Dr. Clackson’s performance was rated as exceeding requirements. His 2012 annual performance award and 2013 salary and long-term equity incentive awards are set forth in the tables below.

Mr. Fitzgerald’s 2012 Annual Performance Award and 2013 Salary and Equity Awards

Mr. Fitzgerald, as Executive Vice President and Chief Financial Officer, continued to have broad responsibilities for many aspects of our operations and business. These included planning and overseeing the growth and international expansion of our business, leading the planning and implementation of key systems necessary to support the needs of our business, managing significant initiatives that provided additional funding for our programs, and effectively managing our spending in support of our key corporate objectives. Based on his contributions to the achievement of our corporate objectives for 2012, as well as his performance in relation to individual objectives and leadership and management standards, Mr. Fitzgerald’s performance was rated as exceeding requirements. His 2012 annual performance award and 2013 salary and long-term equity incentive awards are set forth in the tables below.

Ms. Cantor’s 2012 Annual Performance Award and 2013 Salary and Equity Awards

In her position as our Senior Vice President, Corporate Affairs, Ms. Cantor played a leading role during 2012 in communicating with shareholders about our corporate developments and performance. Her contributions included expanding and improving awareness and visibility of the Company among stakeholders in the United States and in key countries throughout Europe, as well as incorporating the use of social media tools across all functional areas to expand awareness of our Company, Iclusig and our other development-stage programs. Based on her contributions to the achievement of our key corporate objectives for 2012, as well as her performance in relation to individual objectives and leadership and management standards, Ms. Cantor’s performance was rated as exceeding requirements. Her 2012 annual performance award and 2013 salary and long-term equity incentive awards are set forth in the tables below.

Dr. Haluska’s 2012 Annual Performance Award and 2013 Salary and Equity Awards

As our Senior Vice President, Chief Medical Officer, Dr. Haluska led the Company teams that completed major components of our NDA submission for Iclusig to the FDA in July 2012, and submitted our MAA to the European Medicines Agency in August 2012; initiated our global Phase 3 EPIC trial of Iclusig in newly diagnosed CML patients in June 2012; and continued to oversee progress in Phase 1/2 trial of AP26113. Based on his contributions to the achievement of our key corporate objectives for 2012, as well as his performance in relation to individual objectives and leadership and management standards, Dr. Haluska’s performance was rated as exceeding requirements. His 2012 annual performance award and 2013 salary and long-term equity incentive awards are set forth in the tables below.

2012 ANNUAL PERFORMANCE AWARDS

During the Compensation Committee’s review process for determining 2012 annual performance awards, the Compensation Committee was advised by Radford that the annual cash performance award targets that it had previously established for all members of our Executive Leadership Team, including all of the NEOs, trailed market competitive levels and were below the 65% percentile. Based on Radford’s recommendation, the Compensation Committee therefore determined to increase the target annual performance awards for 2012 for all senior officers other than Dr. Berger. The revised performance award targets, which are formulated as a percentage of base salary, are set forth in the table below under the column entitled, “Revised Targets.” Concurrently with increasing the performance award targets for all other senior officers, the Compensation Committee approved an increase in Dr. Berger’s annual performance award target for 2013 from 70% to 85%.

2012 Annual Performance Awards

Name	Revised Targets	Performance Multiplier	Actual Target Percentage	Actual Award
H. Berger	70%	200%	140%	$976,000
T. Clackson	50%	155%	78%	$365,000
E. Fitzgerald	50%	150%	75%	$329,000
M. Cantor	45%	150%	68%	$208,000
F. Haluska	45%	155%	70%	$280,000

2013 SALARY AND LONG-TERM EQUITY INCENTIVE AWARDS

In March 2013, the Compensation Committee approved 2013 salaries retroactive to January 1, 2013 and granted long-term equity incentive awards to our NEOs in consideration of their 2012 performance and their expected future performance as follows:

Name	2013 Salary	Performance Shares at Target(#)	Restricted Stock Units(#)	Stock Options(#)	Grant Date Fair Value of Equity
H. Berger	$751,000	95,000	108,000	216,000	$7,269,508
T. Clackson	$493,000	35,000	32,500	65,000	$2,321,531
E. Fitzgerald	$466,000	35,000	32,500	65,000	$2,321,531
M. Cantor	$340,000	20,000	19,500	39,000	$1,372,029
F. Haluska	$427,000	20,000	19,500	39,000	$1,372,029

For the performance share awards granted in March 2013, the performance objective is tied to continued success in specific research and development initiatives through the end of 2016, with the number of shares earned ranging from 160% to 50% of target, and the vesting schedule varying, depending on the year in which such performance objective is obtained. If the performance objective is not obtained prior to the end of 2016, the award will terminate and have no value.

2013 TARGET ANNUAL PERFORMANCE AWARDS

In March 2013, the Compensation Committee approved 2013 target annual performance awards as a percentage of 2013 salaries which annual performance awards will be paid in 2014 based on 2013 performance. The targets are as follows:

Name	2013 Target Payout as a % of 2013 Base Salary
H. Berger	85%
T. Clackson	50%
E. Fitzgerald	50%
M. Cantor	45%
F. Haluska	45%

HEDGING TRANSACTIONS, PLEDGES OF STOCK, AND INSIDER TRADING POLICY

Our insider trading policy expressly bars our executive officers, directors and employees from engaging in hedging transactions such as buying or selling puts and calls on ARIAD stock. We also prohibit our executive officers, directors and employees from purchasing ARIAD stock on margin and pledging our stock as collateral. In addition, we prohibit our officers, directors and employees from purchasing or selling ARIAD securities while in possession of material, non-public information, or otherwise using such information for their personal benefit. We also permit and encourage our executives and directors to enter into trading plans that are intended to comply with the requirements of Rule 10b5-1 promulgated under the Securities Exchange Act of 1934, when they desire to prudently diversify their asset portfolios and exercise their stock options before their scheduled expiration dates.

TAX DEDUCTIBILITY OF COMPENSATION

Section 162(m) of the Code limits the deduction a public company is permitted for compensation paid to the chief executive officer and to the three most highly compensated executive officers (other than the chief executive officer or chief financial officer). Generally, amounts paid in excess of $1,000,000 to a covered executive cannot be deducted, unless the compensation is paid pursuant to a plan that is performance related, non-discretionary and has been approved by shareholders. Our 2006 Long-Term Incentive Plan permits the issuance of performance-based stock awards that would be compliant with Section 162(m). In 2012, we have included performance-based stock awards that are intended to comply with Section 162(m) in our annual equity-based compensation awards to our officers. We have not adopted a policy that all executive compensation be fully deductible.

Compensation Committee Report

The Compensation Committee of the Board has reviewed and discussed with members of management the Compensation Discussion and Analysis (“CD&A”) section included in this proxy statement, as required by Item 402(b) of Regulation S-K. Based on this review and discussion, the Compensation Committee recommended to the Board that the CD&A be included in this proxy statement.

Members of the Compensation Committee

Massimo Radaelli, Ph.D., Chair

Athanase Lavidas, Ph.D.

Norbert G. Riedel, Ph.D.

Robert M. Whelan, Jr.

Summary Compensation Table

The following table sets forth the compensation paid to or accrued on behalf of our Chief Executive Officer, our Chief Financial Officer and our three other most highly compensated executive officers, whom we refer to collectively as our named executive officers, during the fiscal years ended December 31, 2010, 2011 and 2012.

Name and Principal Position	Year	Salary	Bonus (1)	Stock Awards (2)	Option Awards (2)	All Other Compensation (3)	Total
Harvey J. Berger, M.D.	2012	$695,777	$976,000	$1,911,350	$2,368,901	$34,810	$5,986,838
Chairman, Chief Executive Officer, and President	2011	663,923	372,000	1,530,765	1,264,736	28,234	3,859,658
	2010	631,152	—	1,446,840	—	53,101	2,131,093

Timothy P. Clackson, Ph.D.	2012	466,077	365,000	602,000	911,971	31,030	2,376,078
President of Research and Development, Chief Scientific Officer	2011	417,000	300,000	304,980	390,918	25,378	1,438,277
	2010	378,142	165,000	377,200	97,272	27,821	1,045,435

Edward M. Fitzgerald	2012	436,461	329,000	376,250	775,272	29,636	1,946,619
Executive Vice President, Chief Financial Officer and Treasurer	2011	397,308	179,000	304,980	390,918	23,163	1,295,369
	2010	369,961	160,000	318,160	97,272	25,073	970,466

Maria E. Cantor	2012	304,462	208,000	331,100	825,295	28,704	1,697,560
Senior Vice President, Corporate Affairs

Frank G. Haluska, M.D., Ph.D.	2012	399,039	280,000	270,900	736,322	23,498	1,709,759
Senior Vice President, Chief Medical Officer	2011	373,885	195,000	199,410	255,822	14,649	1,038,765

(1)	The amounts included in this column for 2012 reflect cash payments made in March 2013 in respect of performance for 2012.
(2)	The amounts included under “Stock Awards” and “Option Awards” represent the aggregate grant date fair value for stock awards and option awards granted during the year, computed in accordance with FASB ASC Topic 718. The assumptions used in the calculation of the grant date fair value of the stock awards and option awards granted in 2012 are set forth in note 11 to our audited consolidated financial statements titled “Stock-Based Compensation” included in our Annual Report on Form 10-K for the year ended December 31, 2012. The grant date fair value of performance shares awarded in 2012 was determined to be $0 and therefore is not included in the table. The grant date fair value of performance shares awarded in 2012, assuming the maximum potential value is achieved, is $2,215,360 for Dr. Berger; $842,800 for Dr. Clackson; $842,800 for Mr. Fitzgerald; $481,600 for Ms. Cantor and $481,600 for Dr. Haluska.
(3)	Amounts included under “All Other Compensation” for 2012 consist of: (i) matching contributions to our defined contribution retirement savings plan ($7,500 for each of Dr. Berger, Dr. Clackson, Mr. Fitzgerald and Ms. Cantor and $0 for Dr. Haluska); and (ii) other compensation ($27,310 for Dr. Berger, $23,530 for Dr. Clackson, $22,136 for Mr. Fitzgerald, $21,204 for Ms. Cantor, and $23,498 for Dr. Haluska) consisting of the cost of supplemental long-term disability and long-term care insurances, an annual auto allowance, and tax preparation services for each of the named executive officers.

Grants of Plan-Based Awards in 2012

The following table shows information regarding grants of equity awards that were made during the year ended December 31, 2012 to each of our named executive officers. All awards were made under our 2006 Long-Term Incentive Plan. There were no grants of non-equity incentive plan awards to our named executive officers during 2012.

	Grant Date	Estimated Future Payouts Under Equity Incentive Plan Awards: (3)			All Other Stock Awards: Number of Shares of Stock or Units (#)		All Other Option Awards: Number of Securities Underlying Options (#)		Exercise or Base Price of Option Awards ($/sh)	Grant Date Fair Value of Stock and Option Awards (1)
		Threshold (#)	Target (#)	Maximum (#)
Harvey J. Berger	03/20/12						213,000	(6)	$15.05	$2,368.901
	03/20/12				102,000	(2)				$1,535,100
	03/20/12	46,000	92,000	147,200						—
	03/20/12				25,000	(4)				$376,250
Timothy P. Clackson	03/20/12						82,000	(6)	$15.05	$911,971
	03/20/12				40,000	(2)				$602,000
	03/20/12	17,500	35,000	56,000						—
Edward M. Fitzgerald	01/17/12						20,000	(5)	$14.50	$208,070
	03/20/12						51,000	(6)	$15.05	$567,202
	03/20/12				25,000	(2)				$376,250
	03/20/12	17,500	35,000	56,000						—
Maria E. Cantor	03/08/12						30,000	(7)	$14.85	$313,701
	03/20/12				22,000	(2)				$331,100
	03/20/12	10,000	20,000	32,000						—
	03/20/12						46,000	(6)	$15.05	$511,594
Frank G. Haluska	03/08/12						30,000	(7)	$14.85	$313,701
	03/20/12				18,000	(2)				$270,900
	03/20/12	10,000	20,000	32,000						—
	03/20/12						38,000	(6)	$15.05	$422,621

(1)	The grant date fair values of the awards have been determined in accordance with FASB ASC Topic 718. The assumptions used in the calculation of the grant date fair values of these awards are set forth in Note 11 to our audited financial statements for the year ended December 31, 2012 included in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 1, 2013.
(2)

These awards are in the form of restricted stock units that vest as to 33 1/3% of the awards on each of March 20, 2013, 2014 and 2015 provided that the executive is then employed with us, at which times the underlying shares of common stock will be delivered to the recipient, subject to the terms of the recipient’s executive employment agreement.

(3)	These awards are in the form of performance shares that will vest upon obtaining regulatory approval from the European Medicines Agency, prior to the end of 2016, to market our product, Iclusig, in the European Union, provided that the executive is then employed with us, with the number of shares and vesting schedules dependent on when prior to the end of 2016 such approval is obtained.
(4)	This fully vested stock award was issued to Dr. Berger in March 2012 as part of his 2011 bonus payment.
(5)	This award is in the form of stock options granted in recognition of ten years of service that vest as to 100% of the award on the date of grant, January 17, 2012.
(6)	These awards are in the form of stock options that vest as to 33 1/3% of the awards on each of March 20, 2013, 2014 and 2015.
(7)	These awards are in the form of stock options that vest as to 25% of the awards on each of March 8, 2013, 2014, 2015 and 2016 provided that the executive is then employed with us.

Narrative to Summary Compensation Table and Grants of Plan-Based Awards Table

Employment agreements with our named executive officers provide for base salary as may be adjusted annually, annual bonus opportunities, participation in our benefit plans, the opportunity to receive equity awards, and post-termination benefits and obligations.

Dr. Berger’s employment agreement, as currently in effect, has a term that expires on December 31, 2013, subject thereafter to automatic renewal for successive three-year terms absent notice to the contrary by either party, and following a change in control (as defined in the agreement), until the later of the expiration of the then current term or the second anniversary of the date on which the change in control occurs. The employment agreements with our other named executive officers provide for initial terms expiring on the dates indicated below, subject thereafter to automatic renewal for successive one-year terms absent notice to the contrary by either party.

Expiration of Current Term of Employment Agreement
Timothy P. Clackson, Ph.D.	June 30, 2013

Edward M. Fitzgerald	June 30, 2013

Maria E. Cantor	December 31, 2013

Frank G. Haluska, M.D., Ph.D.	December 31, 2013

Each employment agreement specifies a minimum level of base salary for the executive, but gives our Compensation Committee authority to increase the executive’s base salary from time to time.

Dr. Berger’s employment agreement, as currently in effect, provides that we shall pay him a discretionary cash bonus based on a target of not less than fifty percent of his then current salary, with the actual amount determined by our Board. In 2012, we paid half of the value of Mr. Berger’s 2011 bonus in shares of common stock and half in cash. The employment agreements for the other named executive officers provide for discretionary bonuses based on a target of thirty percent of their then current salaries, payable in the form of stock options, stock awards, restricted stock units, deferred compensation or cash, as determined by our Board. The annual targets are reviewed and established each year by the Compensation Committee. The target awards for 2012 are set forth in the Compensation Discussion and Analysis under the heading “Process for Determining Executive Compensation”.

In 2011, we awarded performance shares to each of the named executive officers that would vest upon obtaining regulatory approval from the FDA to market Iclusig prior to the end of 2016. This objective was achieved in December 2012 and, in accordance with the terms of the grant, 50% of the award vested in December 2012 and the remaining 50% will vest in December 2013. In 2012, we awarded performance shares to each of the named executive officers that will vest only if we obtain regulatory approval from the European Medicines Agency to market Iclusig in the European Union prior to the end of 2016. The number of shares that will vest and the vesting schedule are dependent on when prior to the end of 2016 such approval is obtained. If such approval is not obtained prior to December 31, 2016, these performance shares will terminate and have no value.

The employment agreements also provide that each executive is entitled to, among other things, participation in any incentive, stock award or bonus plan, pension, group insurance, and fringe benefits on the same basis as executives at a comparable level; group health, disability and life insurance; paid vacation; an auto allowance of $750 per month (increased to $1,000 per month in 2012); standard tax preparation and planning services; reimbursement of business expenses; indemnification and directors’ and officers’ insurance coverage; and for executives who had received credit under our sabbatical policy prior to its termination in 2008, a lump sum payment upon termination of employment in good standing equal to three months of their base salary for each sabbatical that was fully earned under the policy. In addition, Dr. Berger’s employment agreement provides him with medical malpractice insurance with coverage reasonably satisfactory to Dr. Berger and legal costs to enforce the employment agreement on an as-incurred basis subject to repayment if we prevail.

The employment agreements with our named executive officers also provide for severance payments upon termination of employment by us without cause, termination by the executive for material breach of the agreement by us, non-renewal (for Dr. Berger only) or termination in connection with a change in control. Dr. Berger’s agreement also provides for a tax gross-up in the event that any amounts payable by us or our successor are subject to excise taxes under Sections 280G and 4999 of the Code. See “Potential Payments upon Termination or Change in Control” for a description of these provisions in the employment agreements.

Outstanding Equity Awards at December 31, 2012

The following table lists the outstanding equity awards at December 31, 2012 for each of the named executive officers:

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options: Exercisable (1)		Number of Securities Underlying Unexercised Options: Unexercisable (1)		Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested		Market Value of Shares or Units of Stock That Have Not Vested (2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested		Equity Incentive Plan Awards: Market or Payout Values of Unearned Shares, Units or Other Rights that Have Not Vested (2)

Harvey J. Berger	150,000				$5.23	09/09/14
	150,000				$7.56	10/04/15
	240,000				$4.64	03/06/17
	25,000	(3)			$4.49	04/16/17
	73,334		146,666	(4)	$7.82	04/01/21
			213,000	(5)	$15.05	03/20/22
							97,667	(8)	$1,873,253
							83,333	(9)	$1,598,327
							62,500	(10)	$1,198,750
							102,000	(11)	$1,956,360
										92,000	(12)	$1,764,560
Timothy P. Clackson	4,766				$5.23	09/09/14
	20,657				$7.56	10/04/15
	100,000				$4.49	04/16/17
	24,999	(3)			$2.62	12/08/19
	10,000		20,000	(6)	$3.25	06/24/20
	22,667		45,333	(4)	$7.82	04/01/21
			82,000	(5)	$15.05	03/20/22
							38,333	(8)	$735,227
							26,000	(9)	$498,680
							19,500	(10)	$374,010
							40,000	(11)	$767,200
										35,000	(12)	$671,300
Edward M. Fitzgerald	33,000				$3.90	08/15/13
	50,000				$5.23	09/09/14
	60,000				$7.56	10/04/15
	100,000				$4.49	04/16/17

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options: Exercisable (1)		Number of Securities Underlying Unexercised Options: Unexercisable (1)		Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested		Market Value of Shares or Units of Stock That Have Not Vested (2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested		Equity Incentive Plan Awards: Market or Payout Values of Unearned Shares, Units or Other Rights that Have Not Vested (2)
	20,000		20,000	(6)	$3.25	06/24/20
	22,667		45,333	(4)	$7.82	04/01/21
	20,000	(3)			$14.50	01/17/22
			51,000	(5)	$15.05	03/20/22
							32,333	(8)	$620,147
							26,000	(9)	$498,680
							19,500	(10)	$374,010
							25,000	(11)	$479,500
										35,000	(12)	671,300
Maria E. Cantor	31,500				$3.08	09/11/18
	8,356		29,666	(4)	$7.82	04/01/21
			30,000	(7)	$14.85	03/08/22
			46,000	(5)	$15.05	03/20/22
							18,000	(8)	$345,240
							17,000	(9)	$326,060
							12,750	(10)	$244,545
							22,000	(11)	$421,960
										20,000	(12)	383,600
Frank G. Haluska	40,000				$4.34	12/12/17
	19,500				$2.39	06/12/18
	7,500		7,500	(6)	$3.25	06/24/20
	14,834		29,666	(4)	$7.82	04/01/21
			30,000	(7)	$14.85	03/08/22
			38,000	(5)	$15.05	03/20/22
							13,333	(8)	$255,727
							17,000	(9)	$326,060
							12,750	(10)	$244,545
							18,000	(11)	$345,240
										20,000	(12)	383,600

(1)	Options have ten-year terms. Unless otherwise indicated, the options reported in this table vest 25% per year over the four-year period following the date of grant, provided that the option holder is still an employee of ARIAD.
(2)	The market value of the stock awards is determined by multiplying the number of shares by $19.18, the closing price of our common stock on The NASDAQ Global Market on December 30, 2012, the last business day of our most recently completed fiscal year.
(3)	These options were granted pursuant to our program to grant options to employees and directors upon reaching ten, fifteen or twenty years of service with ARIAD. These options are fully vested upon grant and have a term of ten years.
(4)	These options vest as to 50% of the balance of the award on each of April 1, 2013 and 2014.
(5)	These options vest as to 33% of the balance of the award on March 20, 2013, 2014 and 2015.
(6)	These options vest as to 50% of the balance of the award on June 24, 2013 and 2014.
(7)	These stock options vest as to 25% of the balance of the award on March 8, 2013, 2014, 2015 and 2016.
(8)	These restricted stock units vest as to 100% of the balance of the award on March 22, 2013.
(9)	These restricted stock units vest as to 50% of the balance of the award on each of April 1, 2013 and 2014.
(10)	These performance shares relate to the approval by the FDA in December 2012 to market Iclusig, at which time 50% of the award vested with this remaining balance to vest 100% on December 18, 2013.
(11)	These restricted stock units vest as to 33 1/3 % of the award on March 20, 2013, 2014 and 2015.
(12)	These performance shares vest only if we obtain regulatory approval prior to the end of 2016 from the EMA to market Iclusig in the European Union. These amounts represent target awards with the final number of shares to be issued being dependent upon when, prior to the end of 2016, such approval is obtained.

Option Exercises and Stock Vested in 2012

The following table contains information regarding option exercises and stock awards that vested during the year ended December 31, 2012 held by our named executive officers.

	Option Awards		Stock Awards
	Shares Acquired on Exercise	Value Realized on Exercise (1)	Shares Acquired on Vesting		Value Realized on Vesting
Harvey J. Berger	24,691	$314,563
			160,000	(2)	$2,392,000
			97,666	(3)	$1,531,403
			41,667	(4)	$676,255
			62,500	(5)	$1,261,250
			70,750	(6)	$1,064,788
			25,000	(7)	$376,250
Maria E. Cantor	13,500	$189,420
			35,000	(8)	$533,050
			18,000	(3)	$282,240
	6,478	$72,424
			8,500	(4)	$137,955
			12,750	(5)	$257,295
Timothy P. Clackson.	25,000	$278,685
	50,000	$548,988
	33,000	$374,753
	7,500	$72,075
	20,000	$191,200
	50,234	$734,120
	36,843	$458,327
			91,000	(8)	$1,385,930
	1	$18
			38,333	(3)	$601,061
	10,000	$172,600
			13,000	(4)	$210,990
			19,500	(5)	$393,510
Edward M. Fitzgerald	100,000	$1,114,400
			78,000	(8)	$1,187,940
			32,333	(3)	$506,981
			13,000	(4)	$210,990
			19,500	(5)	$393,510
Frank G. Haluska	10,500	$139,182
			30,000	(8)	$456,900
			13,333	(3)	$209,061
			8,500	(4)	$137,955
			12,750	(5)	$257,295

(1)	Value represents the market value of a share of our common stock at the time of exercise minus the exercise price per share of the option, multiplied by the number of shares acquired upon exercise.
(2)	This represents shares of restricted stock units granted on March 10, 2009, which became fully vested on March 10, 2012. The value realized is calculated by multiplying the number of vested shares times $14.95, the closing price of our common stock on March 10, 2012.
(3)

This represents shares of restricted stock units granted on March 22, 2010 that vested 33 1/3% on March 22, 2012. The value realized is calculated by multiplying the number of shares times $15.68, the closing price of our common stock on March 22, 2012.

(4)

This represents shares of restricted stock units granted on April 1, 2011, that vested 33 1/3% on April 1, 2012. The value realized is calculated by multiplying the number of shares times $16.23, the closing price of our common stock on April 1, 2012.

(5)	This represents performance shares granted on April 1, 2011, that vested 50% on December 18, 2012. The value realized is calculated by multiplying the number of shares times $20.18, the closing price of our common stock on December 18, 2012.
(6)	This represents shares of restricted stock granted on April 1, 2011, that fully vested on February 15, 2012. The value realized is calculated by multiplying the number of shares times $15.05, the closing price of our common stock on February 15, 2012.
(7)	This represents shares of common stock granted on March 20, 2012, that fully vested on March 20, 2012. The value realized is calculated by multiplying the number of shares times $15.05, the closing price of our common stock on March 20, 2012.
(8)	This represents shares of restricted stock units granted on March 19, 2009, that fully vested on March 19, 2012. The value realized is calculated by multiplying the number of shares times $15.23, the closing price of our common stock on March 19, 2012.

Non-Qualified Deferred Compensation in 2012

The following table contains information about the participation of our named executive officers in our 2005 Executive Compensation Plan during and as of the year ended December 31, 2012. Dr. Berger does not participate in this plan.

Name	Executive Contributions ($)	Registrant Contributions ($)	Aggregate Earnings ($)(1)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Year End ($)
Timothy P. Clackson, Ph.D.	—	—	61,995	(185,656)	850,123
Edward M. Fitzgerald	—	—	53,470	(178,882)	710,060
Maria E. Cantor	—	—	24,733	—	385,611
Frank G. Haluska, M.D., Ph.D.	—	—	30,342	—	469,001

(1)	No portion of the amounts listed in the “Aggregate Earnings” column was reported as compensation in 2012 in the Summary Compensation Table.

The 2005 Executive Compensation Plan is an unfunded, non-qualified, deferred compensation plan and is intended to comply with the requirements of Section 409A of the Code. The Compensation Committee may from time to time in its sole discretion allow participants to defer payment of part of their compensation under the 2005 Executive Compensation Plan on a pre-tax basis. In addition, the Compensation Committee may elect to issue awards under the 2005 Executive Compensation Plan to participants either as performance-based awards or on an ad hoc basis. Deferred amounts are subject to certain vesting requirements (other than for salary deferrals) and payment provisions as specified at the time of the deferral. Our Compensation Committee, in its sole discretion, determines the terms of awards, including the acceleration or modification of vesting terms. Amounts that are not vested as of the time of a participant’s separation from service are forfeited, subject to the terms of the participant’s executive employment agreement. Vesting of unvested amounts may be accelerated in connection with a change in control at the Compensation Committee’s discretion. The value of amounts deferred under the 2005 Executive Compensation Plan is increased or decreased over time based on the actual total return of specified mutual funds. Participants may choose to receive payment of their vested benefits in either a lump sum or annual installments (but not to exceed twenty years) at either a specified date, upon the first anniversary of their separation from service, or the earlier of these two dates. A participant may subsequently change the form of payment or elect to defer the timing of payment, within certain limits, provided the change is elected at least twelve months before the previously scheduled date for commencement of payment. Any changes to the timing of payment must be deferred for at least five additional years.

Potential Payments upon Termination or Change in Control

Chief Executive Officer

The following is a summary of the severance and change in control benefits provided to Dr. Berger, our Chief Executive Officer, under the terms of his employment agreement as amended in April 2010.

EMPLOYMENT TERMINATION WITHOUT CAUSE

If we terminate Dr. Berger’s employment without “cause” or Dr. Berger terminates his employment for “good reason,” each as defined below, we are obligated to:

•	Accelerate the vesting of all stock options, stock grants, and similar equity rights and provide for continued exercisability of all awards through their original terms with all rights, and

•

Make a cash lump sum payment equal to the sum of three times the executive’s then current annual salary and three times the bonus amount paid for the preceding year, provided that such bonus amount shall not be less than 50% of the executive’s salary.

“Cause” for purposes of Dr. Berger’s employment agreement consists of:

•	Willful neglect of duties following written notice and a 30-day opportunity to correct,

•	Conviction of a felony involving moral turpitude, or

•	Any act of fraud or embezzlement involving us or any of our affiliates.

Any determination of cause requires at least a two-thirds vote of the entire Board.

Termination for “good reason” for purposes of Dr. Berger’s employment agreement consists of:

•	A material reduction of duties or authority that continues for 30 days,

•	An uncured material breach of the employment agreement or any other material agreement with the Company that continues for 30 days,

•	A “Change in Control” (as defined below) occurs and Dr. Berger is not the chief executive officer of the surviving corporation,

•	Dr. Berger is no longer elected to our Board, named as Chairman and designated as our chief executive officer,

•	Dr. Berger ceases to be our highest ranking executive with the power to appoint and remove all other ARIAD employees,

•	A person other than Dr. Berger or a person designated by Dr. Berger is elected ARIAD’s president,

•

The retention of any senior executive officer by ARIAD, or an offer to pay compensation to any senior executive officer that in either case is unacceptable to Dr. Berger, in his reasonable judgment, or

•	We file for bankruptcy or similar proceedings or an involuntary petition is commenced against us.

NON-RENEWAL

If we do not renew Dr. Berger’s employment agreement at the end of its term, we are obligated to make a lump sum cash payment equal to two times his then current annual salary and accelerate the vesting of all stock options, stock grants and similar equity rights and provide for continued exercisability of all awards through their original terms with all rights. Any determination not to renew Dr. Berger’s employment requires at least a two-thirds vote of the entire Board.

MEDICAL COVERAGE

Dr. Berger’s employment agreement requires us to continue providing medical coverage in all group health plans for the maximum COBRA continuation period at our expense following any termination of employment other than for death.

CHANGE IN CONTROL

Dr. Berger’s employment agreement provides that in the event of a “Change in Control” (as defined in this subsection), all stock, stock option, stock award and similar equity rights granted to him shall immediately vest and remain fully exercisable through their original term with all rights.

In addition, Dr. Berger has the right to terminate his employment agreement for “good reason” if a Change in Control occurs and he is not the chief executive officer of the surviving corporation, in which case we will pay Dr. Berger the same benefits as if we had terminated his employment without cause. Dr. Berger’s agreement also provides that, following a Change in Control, his term of employment will continue until the later of the existing term or two years and one day following the Change in Control.

A tax gross-up will be paid on Dr. Berger’s behalf if any amounts payable by us (or our successor) become subject to excise taxes under Sections 280G and 4999 of the Code.

Generally, pursuant to Dr. Berger’s employment agreement, a Change in Control occurs if:

•	Any person makes a tender or exchange offer for our common stock pursuant to which such person acquires 40% or more of our issued and outstanding common stock,

•

A merger or consolidation of ARIAD, other than a merger or consolidation of ARIAD in which our voting securities prior to the transaction continue to represent more than 50% of the total voting power of the surviving corporation, or the sale or disposition of all or substantially all of our assets, or

•	Any person acquires more than 40% of our issued and outstanding voting securities.

The following table sets out the estimated potential payments upon termination or a Change in Control for Dr. Berger, based on the assumptions discussed above and assuming such event occurred on December 31, 2012.

Dr. Berger Payments and Benefits	Voluntary termination or termination for Cause	Non- Renewal	Termination by ARIAD Without Cause or by the Executive with Good Reason Absent a Change-in- Control	Death, Disability or Acceleration of Vesting upon Change- in-Control without Termination	Termination by ARIAD without Cause or by the Executive with Good Reason Following a Change-in- Control

Severance benefits:
Lump sum payment	$—	$1,394,000	$4,335,000	n/a	$4,335,000
Healthcare benefits	36,824	36,824	36,824	n/a	36,824

Acceleration of equity awards:
Market value of equity vesting on termination (1)	—	8,573,126	8,573,126	8,573,126	8,573,126
280G Tax Gross-Up (2)	n/a	n/a	n/a	n/a	1,893,235

Total Payment	$36,824	$10,003,949	$12,944,949	$8,573,126	$14,838,184

(1)	Amounts do not include the value associated with vested stock options. Information about all stock options and other unvested equity awards held by Dr. Berger as of December 31, 2012 is included in the “Outstanding Equity Awards at December 31, 2012” table.
(2)	Based on the assumptions set forth above, Dr. Berger’s payments will result in a tax gross-up payment to him, calculated above based on Dr. Berger’s taxable wages per Form W-2 for the years 2007 through 2011. For purposes of the calculation of the tax gross-up, Dr. Berger is assumed to be subject to the maximum federal and Massachusetts income and other payroll taxes, aggregating to a net combined effective tax rate of 39.6%. The amount of the tax gross-up, if any, that would arise would depend upon the facts and circumstances at the time of a change-in-control and any related employment termination.

The acceleration of equity awards in the table above includes the value of unvested stock options and restricted stock units, as well as the value of performance share awards granted in 2011, the vesting of which is now time based as the performance objective has been achieved. The acceleration of equity awards does not include the value of performance share awards granted in 2012 for which the performance objective had not been achieved as of December 31, 2012. The values of equity awards included in the table above are based on the intrinsic value of such awards on December 31, 2012 (i.e., the difference between the market value of the Company’s common stock on that date and the exercise or purchase price, if any).

The amounts in the table do not include the value of the lump sum payment ($498,800) we will make to Dr. Berger upon termination of employment in good standing for amounts previously earned under our now terminated sabbatical policy, as described in subsection “Narrative to Summary Compensation Table and Grants of Plan-Based Awards Table.”

Other Named Executive Officers

The following is a description of the potential payments upon termination or change in control with respect to the named executive officers other than Dr. Berger:

EMPLOYMENT TERMINATION WITHOUT CAUSE

If we terminate the employment of a named executive officer other than Dr. Berger without cause, we are obligated to continue payment of the executive’s then current salary for a period of twelve months following the effective date of termination; accelerate vesting of all stock, stock options, stock awards, and similar equity awards and deferred compensation awards granted to the executive that would have otherwise vested during the remaining term of that executive’s contract, subject to the normal post termination exercise period; and continue payment of all benefits covered under COBRA for up to one year.

“Cause” for purposes of the other named executive officers’ employment agreements consists of:

•	The officer’s failure to perform any of his material duties,

•	The conviction of the officer of any felony,

•	Commission of any crime related to the officer’s employment with the Company,

•	Violation of any law or regulation related to our business,

•	Conduct that could result in unfavorable publicity for us in a material way,

•	Unprofessional conduct inconsistent with the officer’s position with the Company,

•	Failure to comply with our written policies, or

•	Breach of the terms of the employment agreement.

The executive officer has a right to cure any conduct that constitutes cause, if curable, within 30 days after receiving written notice.

For purposes of determining payments upon termination, a termination of the employment agreement by the named executive officer due to an uncured breach by us of the employment agreement is treated as a termination of the executive’s employment without cause.

NON-RENEWAL

If we do not renew the employment agreement of a named executive officer other than Dr. Berger, no severance benefit is payable.

CHANGE IN CONTROL

In the event of a consummation of a “Change in Control” (as defined in this subsection), if within one year following such occurrence the Company terminates the executive officer’s employment without cause or the executive officer resigns for good reason, we are obligated to accelerate the vesting of all stock options, stock grants and similar equity rights and deferred compensation awards and provide for continued exercisability of all awards through their original terms with all rights. We are also obligated to continue to pay the named executive officer their then current salary for a period of 24 months from the effective date of termination. Good reason means the involuntary relocation of more than 25 miles, the material breach of the employment agreement by the Company, or the material diminution of the officer’s responsibilities, which situation remains uncured within a specified timeframe after notice.

The Change in Control definition with respect to the employment agreements for the other named executive officers is the same as the employment agreement for Dr. Berger except that the threshold for acquisition of shares of our common stock is 50% for the other named executive officers.

The following tables set out the estimated potential payments upon termination or a change in control for Dr. Clackson, Mr. Fitzgerald, Ms. Cantor, and Dr. Haluska, based on the assumptions following the table and assuming such event occurred on December 31, 2012. The total of continued payments in the case of termination by ARIAD without cause in the tables below reflect the remaining terms of the employment agreements with each of these executives. The footnotes to all of the tables follow the last table.

Dr. Clackson Payments and benefits	Voluntary Termination or Termination for Cause	Death or Disability	Termination by ARIAD Without Cause or by the Executive for ARIAD’s Material Breach	Termination by ARIAD without Cause or by the Executive for Good Reason within One Year after a Change in Control

Severance benefits:
Total of continued payments	$—	$—	$468,000	$936,000
Healthcare benefits	—	24,899	24,899	37,348
Non-qualified benefits (1)	—	—	789,047	850,123
Acceleration of equity awards:
Market value of equity vesting on termination (2)	—	1,324,296	2,143,986	4,218,660

Total Payment	$—	$1,349,194	$3,425,932	$6,042,131

Mr. Fitzgerald Payments and benefits	Voluntary Termination or Termination for Cause	Death or Disability	Termination by ARIAD Without Cause or by the Executive for ARIAD’s Material Breach	Termination by ARIAD without Cause or by the Executive for Good Reason within One Year after a Change in Control

Severance benefits:
Total of continued payments	$—	$—	$438,000	$876,000
Healthcare benefits	—	24,561	24,561	36,842
Non-qualified benefits (1)	—	—	650,835	710,060
Acceleration of equity awards:
Market value of equity vesting on termination (2)	—	1,126,172	1,890,331	3,687,850

Total Payment	$—	$1,150,733	$3,003,727	$5,310,751

Ms. Cantor Payments and benefits	Voluntary Termination or Termination for Cause	Death or Disability	Termination by ARIAD Without Cause or by the Executive for ARIAD’s Material Breach	Termination by ARIAD without Cause or by the Executive for Good Reason within One Year after a Change in Control

Severance benefits:
Total of continued payments	$—	$—	$306,000	$612,000
Healthcare benefits	—	24,899	24,899	37,348
Non-qualified benefits (1)	—	—	346,005	385,611
Acceleration of equity awards:
Market value of equity vesting on termination (2)	—	704,954	1,159,248	2,381,257

Total Payment	$—	$729,853	$1,836,152	$3,416,217

Dr. Haluska Payments and benefits	Voluntary Termination or Termination for Cause	Death or Disability	Termination by ARIAD Without Cause or by the Executive for ARIAD’s Material Breach	Termination by ARIAD without Cause or by the Executive for Good Reason within One Year after a Change in Control

Severance benefits:
Total of continued payments	$—	$—	$400,000	$800,000
Healthcare benefits	—	8,889	8,889	13,334
Non-qualified benefits (1)	—	—	415,327	469,001
Acceleration of equity awards:
Market value of equity vesting on termination (2)	—	636,636	1,039,109	2,298,493

Total Payment	$—	$645,525	$1,863,325	$3,580,828

(1)	Amounts are based on the value and vesting schedule of unvested deferred compensation awards under our 2005 Executive Compensation Plan at December 31, 2012; no such awards were made and deferred in 2013.
(2)	Amounts do not include the value associated with vested stock options. Information about all stock options and other unvested equity awards held by the named executive officers as of December 31, 2012 is included in the “Outstanding Equity Awards at December 31, 2012” table.

The acceleration of equity awards in the tables above includes the value of unvested stock options and restricted stock units, as well as the value of performance share awards granted in 2011, the vesting of which is now time based as the performance objective has been achieved. In the case of termination by the Company without Cause or by the officer for the Company’s material breach, awards that would have vested during the remaining term of the officer’s employment agreement accelerate. In the case of termination by the Company without Cause or by the officer for good reason within one year of a Change in Control, all such outstanding awards immediately vest and remain exercisable according to their terms. Performance share awards granted in 2012 are not included in the above tables as the performance objective has not been achieved as of December 31, 2012.

The amounts in the above tables do not include the value of the lump sum payments payable upon termination in good standing to Dr. Clackson ($104,500) and Mr. Fitzgerald ($99,500) for amounts previously earned under our now terminated sabbatical policy, as described in the “Narrative to Summary Compensation Table and Grants of Plan-Based Awards Table” above. The amounts in the above tables also do not reflect any reduction in payments related to the modified economic cutback provisions in the executive officers’ employment agreements that may apply on or after a change-in-control.

Assumptions Regarding Post Termination Payment Tables

Except as otherwise specifically noted above, the tables presented on the preceding pages were prepared as though each named executive officer’s employment was terminated on December 31, 2012 using the closing price of our common stock on that date ($19.18). We are required by the SEC to use these assumptions. With those assumptions taken as a given, we believe that the remaining assumptions listed below, which are necessary to produce these estimates and reflect solely our interpretation of our contractual obligations, are reasonable in the aggregate. However, the executives’ employment was not terminated on December 31, 2012, and a change in control did not occur on that date. There can be no assurance that a termination of employment, a change in control or both would produce the same or similar results as those described if either or both of them occur on any other date or at any other price of our common stock, or if any assumption is not correct in fact.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides certain aggregate information with respect to all of our equity compensation plans in effect as of December 31, 2012:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights		Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding securities reflected in first column)
Equity Compensation Plans Approved by Securityholders	10,131,779		$8.28	13,307,820
Equity Compensation Plans not Approved by Securityholders	N/A		N/A	N/A

Total	10,131,779	(1)		13,307,820	(2)

(1)	Consists of options to purchase 1,130,399 shares of common stock granted under our 2001 Stock Plan, as amended, and options to purchase 7,097,935 shares of common stock, 1,903,445 restricted stock units and performance share units for up to a maximum of 563,200 shares of common stock granted under our 2006 Long-Term Incentive Plan, as amended.
(2)	Consists of 12,790,684 shares available for issuance under our 2006 Long-Term Incentive Plan, as amended, and 517,140 shares available for issuance under our 1997 Employee Stock Purchase Plan, as amended.

AUDIT COMMITTEE REPORT

The following is the report of the Audit Committee with respect to ARIAD’s audited financial statements for the year ended December 31, 2012. The information contained in this report should not be deemed “soliciting material” or to otherwise be considered “filed” with the SEC, nor shall this information be incorporated by reference into any future filing under the Securities Act of 1933 or the Exchange Act except to the extent that ARIAD specifically incorporates it by reference into that filing.

Our executive management is responsible for our financial statements, financial reporting process and internal accounting, financial reporting, and disclosure controls. Our independent registered public accounting firm is responsible for performing an audit of our annual consolidated financial statements and expressing an opinion as to the fair presentation of such financial statements in conformity with generally accepted accounting principles, performing an audit of our system of internal control over financial reporting and expressing an opinion on the effectiveness thereof based on its audit, reviewing our quarterly consolidated financial statements, and other procedures as approved by the Audit Committee. The Audit Committee is responsible for overseeing and reviewing these processes. The Audit Committee is not, however, professionally engaged in the practice of accounting or auditing, and does not provide any expert or other special assurance as to such financial statements concerning compliance with laws, regulations or generally accepted accounting principles or as to auditor independence. The Audit Committee relies, without independent verification, on the information provided to it and on the presentations made by management and the independent registered public accounting firm.

In connection with fulfilling its responsibilities with respect to our consolidated financial statements for the year ended December 31, 2012, the Audit Committee reviewed and discussed the audited financial statements and related footnotes and other disclosures with management and the independent registered public accounting firm, Deloitte & Touche LLP (“Deloitte”). The Audit Committee also reviewed with management our financial reporting processes and internal accounting, financial reporting and disclosure controls, including those related to compliance with legal and regulatory requirements that affect its financial reporting and disclosure obligations. This review included discussion with Deloitte regarding the results of its audit of our consolidated financial statements and our system of internal control over financial reporting, as well as the matters required to be discussed by Public Company Accounting Oversight Board (“PCAOB”) AU380, Communications with Audit Committees, and SEC Regulation S-X Rule 207, Communication with Audit Committees. The Audit Committee has also reviewed the written disclosures and letter from Deloitte regarding its communications with the Audit Committee concerning independence, as required by the PCAOB, and has discussed with Deloitte its independence from ARIAD. The Audit Committee has considered whether the provision of non-audit services by Deloitte to us is compatible with maintaining Deloitte’s independence. Based on these reviews and discussions, the Audit Committee recommended to the Board that the audited financial statements referred to above be included in our Annual Report on Form 10-K for the year ended December 31, 2012 for filing with the SEC.

Throughout 2012, the Audit Committee met on a regular basis with management and Deloitte. In these meetings, in addition to the review of the quarterly consolidated financial statements to be included in Forms 10-Q, the Audit Committee reviewed and discussed the critical accounting policies and significant judgments made by management in the preparation of our financial statements, the ongoing review, testing and assessment of the adequacy of internal controls, proposed changes to auditing and accounting principles and practices, and the effect of regulatory and accounting initiatives that may affect us. The Audit Committee also reviewed and approved all audit and non-audit services and the fees related thereto, and addressed other matters as outlined in its charter. In addition, the Audit Committee reviewed and reassessed the adequacy of its charter.

The Audit Committee has reviewed and evaluated the qualifications and performance of Deloitte as our independent registered public accounting firm. Based on this review and evaluation, the Audit Committee has selected Deloitte to serve as our independent registered public accounting firm through the audit of our consolidated financial statements for the year ending December 31, 2013 and system of internal control over financial reporting as of December 31, 2013.

Members of the Audit Committee

Wayne Wilson, Chair	Jay R. LaMarche	Massimo Radaelli, Ph.D.	Robert M. Whelan, Jr.

PROPOSALS TO BE VOTED UPON BY STOCKHOLDERS

PROPOSAL 1

Election of Two Class 1 Directors to Hold Office until the 2016 Annual Meeting

Our Certificate of Incorporation, as amended, provides that our Board of Directors shall fix the number of directors. Our Board has seven members and is divided into three classes serving staggered three-year terms. Directors for each class are elected at the annual meeting of stockholders held in the year in which the term for their class expires.

Two directors are proposed to be elected at the 2013 Annual Meeting. The terms of Athanase Lavidas, Ph.D. and Massimo Radaelli, Ph.D. expire this year, and our Board has nominated both of them for a three-year term that will expire at the annual meeting in 2016. Dr. Lavidas and Dr. Radaelli were last elected by stockholders at the 2010 annual meeting to serve their terms through the 2013 Annual Meeting.

It is intended that, if no contrary specification is made, the persons named as proxies shall vote for these nominees. Our Board believes that each of the nominees will be available and able to serve as directors, but if for any reason either of the nominees should not be available to stand for election or be able to serve, the proxies received will be voted for substitute nominees to be designated by the Board or, if the Board does not identify substitute nominees, proxies will be voted for a lesser number of nominees. In no event will the proxies be voted for more than two nominees.

Vote Required

A plurality of the votes cast by the stockholders entitled to vote and who are present in person or represented by proxy at the Annual Meeting will be required to elect the two nominees as Class 1 directors.

Recommendation

The Board of Directors recommends that you vote “FOR” the election of Athanase Lavidas, Ph.D. and Massimo Radaelli, Ph.D., and proxies solicited by the Board of Directors will be voted in favor thereof, unless a stockholder has indicated otherwise on the proxy.

PROPOSAL 2

To Approve an Amendment to Our Certificate of Incorporation to Increase the Number of Authorized Shares of Our Common Stock from 240 million to 450 million

Background

Our Board of Directors has determined that it is advisable and in the best interests of our stockholders to increase our authorized common stock from 240 million to 450 million shares, and has voted to recommend that the stockholders adopt an amendment to our Certificate of Incorporation effecting the proposed increase. The proposed amendment amends and restates the first paragraph of Section 4 of the Certificate of Incorporation, as amended to date, by striking out the first paragraph of Section 4 in its entirety and by substituting in lieu thereof the following:

“4.	Number of Shares. The total number of shares of all classes of stock which the Corporation shall have authority to issue is 460 million shares, consisting of 450 million shares of common stock, $.001 par value per share (the “Common Stock”) and 10 million shares of preferred stock, $.01 par value per share (the “Preferred Stock”).”

Our stockholders last approved the number of shares of common stock authorized for issuance under our Certificate of Incorporation in January 2010. Our Certificate of Incorporation currently authorizes the issuance of up to 240 million shares of our common stock. As of March 31, 2013, 184,578,718 shares of common stock were issued and outstanding, and 22,382,268 shares of common stock were reserved for issuance under our equity incentive and employee stock purchase plans. Accordingly, as of such date, 206,960,986 of our 240 million authorized common shares, or approximately 86.2% have been issued or reserved for issuance and thus relatively few shares are available to us for use in connection with our future corporate needs.

Reasons for the Proposed Amendment

The Board of Directors believes it is in our best interest and the best interests of our stockholders to have sufficient additional authorized but unissued shares of common stock available in order to provide flexibility for corporate action in the future. The Board of Directors believes that the availability of additional authorized shares of common stock is desirable in order to permit, for example, the issuance or reservation from time to time of shares of common stock in connection with possible acquisitions of other companies or assets, collaborations or licensing arrangements, financings, equity incentive and employee stock purchase plans, investment opportunities, stock splits or dividends or for other corporate purposes. For example, in recent years, we have sought shareholder approval of additional authorized shares under our equity incentive and our employee stock purchase plans, and we have also issued shares of common stock in registered equity offerings. We currently have no present intention, plan, arrangement or agreement, written or oral, to issue or reserve additional shares of our common stock for any purpose. However, the Board of Directors believes that the currently available number of unissued shares does not provide sufficient flexibility for corporate action in the future. The availability of additional authorized shares of common stock is particularly important in the event that we need to undertake any of the foregoing actions on an efficient and expedited basis.

Authority of the Board of Directors to Issue Additional Shares of Common Stock

If the proposed amendment is adopted and the authorized number of shares of common stock is increased, then the additional authorized shares of common stock may be issued from time to time by action of the Board of Directors, without further stockholder approval, except as required by law, regulatory authorities or rules of The NASDAQ Stock Market or any other stock exchange on which our shares may then be listed, for such consideration as the Board of Directors determines to be adequate, or without consideration as a stock dividend or stock split. The additional shares of common stock to be authorized by adoption of the amendment to the Certificate of Incorporation would have rights identical to our currently outstanding shares of common stock.

Principal Effects on Outstanding Common Stock

The proposed increase in authorized common stock will not have any immediate effect on the rights of existing stockholders. However, to the extent that additional authorized shares are issued in the future, the issuances would have the normal consequences associated with increasing the number of our shares outstanding, including diluting existing stockholder net tangible book value and voting power. Our stockholders do not have any preemptive right to purchase or subscribe for any part of any new or additional issuance of our securities.

Votes Required – Procedure for Amendment

The affirmative vote of a majority of the shares of our common stock outstanding and entitled to vote at the Annual Meeting is required to approve the amendment to our Certificate of Incorporation to effect the proposed increase in our authorized common stock. If the proposal is approved, we intend to file a certificate of amendment to our Certificate of Incorporation, as amended, shortly after the Annual Meeting. However, the Board of Directors may abandon the amendment without any further action by the stockholders at any time prior to the filing of the certificate of amendment. The amendment to the Certificate of Incorporation will be effective immediately upon acceptance of filing by the Secretary of State of Delaware.

The Board of Directors recommends that you vote “FOR” approval of the amendment to our Certificate of Incorporation to increase the number of authorized shares of our common stock from 240 million to 450 million, and proxies solicited by the Board of Directors will be voted in favor thereof, unless a stockholder has indicated otherwise on the proxy.

PROPOSAL 3

Ratification of Selection of Independent Registered Public Accounting Firm

The Audit Committee of our Board of Directors has selected Deloitte & Touche LLP (“Deloitte”) to be our independent registered public accounting firm for the year ending December 31, 2013. Our Board of Directors has ratified this selection. Deloitte has served as our independent registered public accounting firm since 1991. Deloitte has advised us that it does not have any direct or indirect financial interest in ARIAD. Representatives of Deloitte are expected to attend the Annual Meeting and will be given the opportunity to make a statement if they so choose. They will also be available to respond to appropriate questions raised by those in attendance at the Annual Meeting.

Before it selected Deloitte as our independent registered public accounting firm, our Audit Committee carefully considered the qualifications of Deloitte, including the firm’s performance in prior years, the competence of personnel assigned to our engagement and its reputation for integrity, quality, and competence in the fields of accounting and auditing. Our Audit Committee also considered whether Deloitte’s provision of non-audit services to ARIAD is compatible with that firm’s independence.

Stockholders will be asked at the Annual Meeting to ratify the selection of Deloitte, although such ratification is not required under Delaware law or our Certificate of Incorporation, as amended, or our Amended and Restated By-Laws. If the stockholders ratify the selection of Deloitte, our Audit Committee may still, in its discretion, decide to appoint a different independent registered public accounting firm at any time during the year 2013, if it concludes that such a change would be in the best interests of ARIAD and our stockholders. If the stockholders fail to ratify the selection, our Audit Committee will reconsider, but not necessarily rescind, the retention of Deloitte.

Audit and Non-Audit Fees

For the fiscal years ending December 31, 2012 and 2011, we incurred the following fees for the services of Deloitte and its member firms:

	2012	2011
Audit Fees	$767,873	$518,324
Audit-Related Fees	20,397	35,655
Tax Fees	1,122,801	321,161
All Other Fees	6,700	36,544

Total	$1,917,771	$911,684

Audit Fees

Audit Fees include fees for the audit of our annual financial statements, the reviews of our quarterly financial statements included in reports on Form 10-Q, and the audit of our system of internal control over financial reporting and fees related to statutory audit requirements of our subsidiaries, as well as fees for work that generally only our independent registered public accounting firm can provide including reviews of registration statements that include the firm’s consent, the provision of comfort letters in connection with stock offerings and statutory audit work. Audit fees increased in 2012 because the growth and expansion of the Company as we prepared for regulatory approval and commercial launch of Iclusig required the expansion of audit procedures to support Deloitte’s reports on our consolidated financial statements. We expect that Audit Fees will increase in 2013 as we transition to a global commercial company and continue to expand our operations.

Audit-Related Fees

Audit-Related Fees include fees for services that are reasonably related to the audit or reviews of our consolidated financial statements and are not reported under Audit Fees above. These services include consultation on financial accounting and reporting matters and, prior to 2012, audits of our employee benefit plan financial statements.

Tax Fees

Tax Fees include fees for preparation of tax returns as well as general tax planning and advice. Fees for these recurring services totaled approximately $72,000 in 2012 and $71,000 in 2011. In addition to these recurring services, in 2011, Deloitte’s tax services included assistance with our evaluation of various factors that impact or are impacted by our decision to commercialize our product Iclusig on our own, including assistance related to various international tax rules and regulations related to the establishment of operations outside the United States. Fees for these non-recurring services in 2011 totaled approximately $250,000. In 2012, we initiated operations in Europe, with headquarters in Switzerland, in preparation for expected approval of Iclusig for marketing by the European Medicines Agency in 2013. In connection with these actions, we engaged Deloitte, as well as other accounting and legal firms, to assist us in the assessment of the tax implications of our design and implementation of our international tax structure. These non-recurring services included:

•	Transfer pricing analysis for tax purposes related to the transfer of certain intellectual property rights to our wholly-owned subsidiary in Switzerland (approximately $403,000);

•	Analysis of the tax impacts in the United States of the transfer of intellectual property rights to our Swiss subsidiary (approximately $143,000);

•	Preparation and submission of tax ruling requests with Swiss tax authorities, and analysis of tax regulations applicable to subsidiaries in Europe (approximately $337,000); and

•	General advice on tax matters and review of documentation prepared by the Company, legal counsel and other consultants (approximately $167,000).

We expect that, while fees for recurring tax return preparation and general tax planning and advice will increase in 2013, the services described above related to European business expansion have been completed, and therefore we expect total tax fees will decrease in 2013.

In engaging Deloitte on these matters, management and the Audit Committee considered Deloitte’s significant expertise in corporate taxation, including Swiss taxation, their significant expertise in biotechnology/pharmaceutical business and taxation, and their deep knowledge of our history, business, strategy and operations. As such, we determined that the engagement of Deloitte would ensure high quality advice and input, pertinent to our business and consistent with our overall business strategy, and completion of the work in a timely and efficient manner. The Audit Committee also discussed and determined that the provision of these services was compatible with Deloitte’s independence from the Company in the conduct of its audit services.

All Other Fees

All Other Fees include fees associated with services not captured in the three preceding categories, which in 2012 included access to and usage of Deloitte’s accounting research database.

Our Audit Committee pre-approved all of the services set forth above, pursuant to our pre-approval policy described below.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-audit Services of Independent Auditors

Consistent with SEC policies regarding auditor independence, our Audit Committee has responsibility for appointing, setting compensation and overseeing the work of the independent registered public accounting firm. In recognition of this responsibility, our Audit Committee has established a policy to pre-approve all audit and permissible non-audit services provided by the independent registered public accounting firm.

Prior to engagement of an independent registered public accounting firm for the next year’s audit and also on a quarterly basis, management submits a report to our Audit Committee for their approval, outlining the services planned or anticipated to be rendered by the independent registered public accounting firm, and the estimated fees for such services. The services are outlined according to the four categories of services defined above, Audit, Audit-Related, Tax and All Other. Actual fees incurred relative to estimated fees are reported to our Audit Committee each quarter.

Prior to engagement, the Audit Committee pre-approves these services by category of service. The fees are budgeted and the Audit Committee requires our independent registered public accounting firm and management to report actual fees versus the budget periodically throughout the year by category of service. During the year, circumstances may arise when it may become necessary to engage our independent registered public accounting firm for additional services not contemplated in the original pre-approval. In those instances, the Audit Committee requires specific pre-approval before engaging our independent registered public accounting firm.

To ensure prompt consideration of unexpected services, our Audit Committee has delegated authority to the Chair of our Audit Committee to pre-approve services to be rendered. Any such actions taken by the Chair must be reported to our Audit Committee at its next scheduled meeting.

Vote Required

A majority of the votes cast by the stockholders entitled to vote and who are present in person or represented by proxy at the Annual Meeting will be required to ratify the selection of Deloitte as our independent registered public accounting firm for 2013.

Recommendation

The Board of Directors recommends that the stockholders vote “FOR” ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm, and proxies solicited by the Board of Directors will be voted in favor thereof, unless a stockholder has indicated otherwise on the proxy.

PROPOSAL 4

Vote to Approve, on an Advisory Basis, the Compensation of Our Named Executive Officers as Disclosed in this Proxy Statement

We are seeking your approval, on an advisory basis, of the compensation of our named executive officers as disclosed in the Compensation Discussion and Analysis section, the accompanying compensation tables and the related narrative disclosure of this proxy statement. Because your vote is advisory, it will not be binding on our Compensation Committee or our Board of Directors. However, the Compensation Committee and the Board will review the voting results and take them into consideration when making future decisions regarding executive compensation.

Our compensation philosophy is designed to align each executive’s compensation with our short-term and long-term performance and to provide the compensation and incentives needed to attract, motivate and retain key executives who are crucial to our long-term success. Consistent with this philosophy, a significant portion of the total compensation opportunity for each of our executives is directly related to performance factors that measure our progress against our key corporate objectives, as well as the level of achievement of individual goals developed at the beginning of the year in support of such objectives.

Stockholders are urged to read the Compensation Discussion and Analysis section of this proxy statement, which discusses how our compensation policies and procedures implement our compensation philosophy, as well as the Summary Compensation Table and other related compensation tables and narrative disclosure which describe the compensation of our named executive officers in fiscal 2012. The Compensation Committee and the Board of Directors believe that these policies and procedures are effective in implementing our compensation philosophy and in achieving its goals and that the compensation of our named executive officers in fiscal 2012 reflects and supports these compensation policies and procedures.

We achieved all of our key corporate objectives in 2012, as follows:

•	Completed regulatory submission of and obtained US approval for Iclusig (ponatinib);

•	Completed regulatory submission of Iclusig for EU market approval;

•	Established European operations in preparation for European marketing approval in 2013;

•	Initiated clinical trials of Iclusig in support of additional indications and approval in other countries;

•	Advanced the clinical development of AP26113 and enhanced our other discovery efforts; and

•	Supported corporate growth in expanding personnel and strengthening our balance sheet to support commercialization in US and Europe.

The foregoing accomplishments were the products of exceptional efforts and coordination throughout our entire Company. To achieve these results, we more than doubled in size to approximately 300 employees during the past eighteen months, and we established critical new functions, augmented and enhanced many operational systems, and pursued and attained aggressive corporate goals while adapting to substantially greater organizational complexity. Led by our senior management team, we finished 2012 well on the way to transforming ARIAD into a sustainable, fully integrated global oncology company with the highly differentiated capability to discover, develop and deliver innovative cancer medicines.

Our vision as a company to develop new, breakthrough therapies with the potential to transform the lives of patients with difficult-to-treat cancers requires the leadership, drive, dedication and skills of an extraordinarily talented team of executives to achieve. With the approval and launch of Iclusig in the United States, we have reached a major milestone in realizing that vision, but there is a great deal more to accomplish. As will be discussed below, our Compensation Committee and our entire Board believe that our compensation program has played, and will continue to play, a crucial role in motivating and incentivizing our management team to achieve our corporate objectives and fully transform our vision into a reality.

In accordance with the rules recently adopted by the SEC, the following resolution, commonly known as a “say-on-pay” vote, is being submitted for a stockholder vote at the 2013 Annual Meeting:

“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company’s Proxy Statement for the 2013 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the 2012 Summary Compensation Table and the other related tables and disclosures.”

Vote Required

A majority of the votes cast by the stockholders entitled to vote and who are present in person or represented by proxy at the Annual Meeting will be required to approve this resolution. Although the advisory vote is non-binding, the Compensation Committee and the Board of Directors will take into consideration the advisory vote results when making decisions regarding executive compensation.

Recommendation

The Board of Directors recommends that you vote “FOR” the approval, on an advisory basis, of the compensation of our named executive officers as disclosed in the Compensation Discussion and Analysis, the accompanying compensation tables, and the related narrative disclosure of this proxy statement, and proxies solicited by the Board of Directors will be voted in favor thereof, unless a stockholder has indicated otherwise on the proxy.

ADDITIONAL INFORMATION

Voting Information

Who May Vote

Each share of our common stock entitles the holder to one vote on each matter. Only stockholders of record as of the close of business on April 25, 2013 (the “Record Date”) are entitled to receive notice to attend and to vote at the Annual Meeting. As of the Record Date, there were [XXXXXXX] shares of our common stock issued and outstanding held by stockholders of record.

How to Vote

We encourage stockholders to submit proxies in advance of the meeting by telephone, by Internet or by mail. You can ensure that your shares are voted at the meeting by following the instructions on the enclosed proxy or voting instruction form and submitting your votes by telephone or the Internet, or by completing, signing, dating and returning the proxy or voting instruction form provided. Submitting your instructions or proxy by any of these methods will not affect your right to attend and vote at the meeting in person or by executing a proxy designating a representative to vote for you at the meeting.

Stockholders of Record. If your shares are registered directly in your name with our transfer agent, Computershare, you are considered the stockholder of record with respect to those shares, and we sent the Notice of Internet Available of Proxy Materials (the “Notice”) directly to you. To vote, please follow the instructions in the Notice. If you request printed copies of the proxy materials by mail, you will receive a proxy card and should complete and return it as instructed on the proxy card. Proxies submitted by the Internet or telephone must be received by 11:59 P.M. EDT on June 19, 2013.

Beneficial Owners of Shares Held in Street Name. If your shares are held in an account at a brokerage firm, bank, broker-dealer, or other similar organization, then you are the beneficial owner of shares held in “street name,” and the Notice was forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to instruct that organization on how to vote the shares held in your account. If you request printed copies of the proxy materials by mail, you will receive a voting instruction form. If you hold your ARIAD stock in “street name,” your ability to vote by telephone or over the Internet depends upon your broker’s voting process. Please follow the instructions on your voting instruction form carefully.

Even if you plan to attend the Annual Meeting, we encourage you to vote your shares by proxy or by completing a voting instruction form. If you plan to vote in person at the meeting and you hold your ARIAD stock in street name, you must obtain a proxy from your broker and bring that proxy to the meeting.

Quorum Requirement for the Annual Meeting

The holders of one-third of the shares entitled to vote at the Annual Meeting must be present in person or represented by proxy at the Annual Meeting for the transaction of business. This is called a quorum. Abstentions and broker non-votes, as described below, are counted for purposes of determining whether a quorum is present. If a quorum is not present, the Annual Meeting will be adjourned until a quorum is obtained.

Tabulation of Votes

We will keep all the proxies, ballots, and voting tabulations private. We only allow the inspectors of election, our corporate secretary and a representative from Broadridge Financial Solutions, Inc., to examine these documents and count the votes represented by proxies cast by proxy card, ballot, telephone, and the Internet. The rest of our management will not know how you voted on a specific proposal unless it is necessary to meet legal requirements. We will, however, forward to management any written comments you make on the proxy card or elsewhere.

Voting Standards and Board Recommendations

Voting Item	Voting Standard	Treatment of Abstentions and Broker Non-Votes	Board Recommendation

Election of directors	Plurality of votes cast, which is the greatest number of votes cast	Not counted as votes cast and therefore no effect	For

Approval of Amendment to the Certificate of Incorporation	Majority of outstanding shares of common stock	Will count as a vote against the proposal	For

Auditor ratification	Majority of votes cast	Not counted as votes cast and therefore no effect	For

Advisory approval of our named executives’ compensation	Majority of votes cast	Not counted as votes cast and therefore no effect	For

Manner for Voting Proxies and Broker Non-Votes

The shares represented by all valid proxies that are timely received by telephone, by Internet or by mail will be voted in the manner specified. When a proxy is received but specific choices are not indicated, the shares represented by all valid proxies received will be voted as follows.

For shares held by stockholders of record, if you indicate that you will to vote as recommended by the Board or sign and return a proxy card without giving specific voting instructions, your shares will be voted in accordance with the Board’s recommendations.

If you are a beneficial owner of shares held in street name and do not provide the organization that holds your shares with specific voting instructions, under the rules of various national and regional securities exchanges, the organization that holds your shares may generally vote on routine matters but cannot vote on non-routine matters. If the organization that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, the organization that holds your shares will inform the inspector of election that it does not have the authority to vote on this matter with respect to your shares. This is generally referred to as a “broker non-vote.”

The approval of an amendment to our Certificate of Incorporation (Proposal No. 2) and the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2013 (Proposal No. 3) are matters considered routine under applicable rules. A broker or other nominee may generally vote on routine matters such as Proposals No. 2 and 3 if voting instructions are not provided by the beneficial owner.

The election of directors (Proposal No. 1) and the approval, on an advisory basis, of the compensation of our named executive officers (Proposal No. 4) are matters considered non-routine under applicable rules. A broker or other nominee cannot vote without instructions on non-routine matters; therefore, there will be broker non-votes on Proposal No. 1 and Proposal No. 4 if voting instructions are not provided by the beneficial owner.

Should any matter not described above be properly presented at the meeting, the persons named on the proxy form will vote in accordance with their judgment as permitted.

Revocation of Proxies

You may revoke your proxy and change your vote at any time before the final vote at the Annual Meeting. Once you vote by proxy, you may vote again on a later date via the Internet or by telephone (only your latest Internet or telephone proxy submitted prior to the Annual Meeting will be counted), by signing and returning a new proxy card or vote instruction form with a later date, or by attending the Annual Meeting and voting in person. However, your attendance at the Annual Meeting will not automatically revoke your proxy unless you vote again at the Annual Meeting or specifically request that your proxy be revoked by delivering to our General Counsel at 26 Landsdowne Street, Cambridge, Massachusetts 02139-4234, a written notice of revocation prior to the Annual Meeting.

Proxy Solicitation and Document Request Information

Solicitation of Proxies

Proxies will be solicited on behalf of the Board of Directors by mail, telephone, other electronic means or in person and we will pay the solicitation costs. Copies of proxy materials and 2012 Annual Report will be supplied to brokers, dealers, banks and voting trustees, or their nominees, for the purpose of soliciting proxies from beneficial owners.

We are paying the costs of the solicitation of proxies. We must also pay brokerage firms, and other persons representing beneficial owners of shares held in street name, certain fees associated with:

•	forwarding the Notice to beneficial owners,

•	forwarding printed proxy materials by mail to beneficial owners who specifically request them, and

•	obtaining beneficial owners’ voting instructions.

In addition to soliciting proxies by mail, certain of our directors, officers, and regular employees, without additional compensation, may solicit proxies personally or by telephone, facsimile, or e-mail on our behalf.

Electronic Access to Proxy Statement and Annual Report

Pursuant to rules adopted by the SEC, we have elected to provide access to our proxy materials over the Internet. Accordingly, we intend to commence sending a Notice to our stockholders on or about May 6, 2013. All stockholders of record will have the ability to access the proxy materials on the website referred to in the Notice or request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials over the Internet or to request a printed copy may be found in the Notice. In addition, stockholders of record may request to receive proxy materials in printed form by mail or electronically by e-mail on an ongoing basis.

The Notice will provide you with instructions regarding how to:

•	View our proxy materials for the Annual Meeting on the Internet, and

•	Instruct us to send future proxy materials to you electronically by e-mail.

Our proxy materials are available at www.proxyvote.com as well as in the Investors/News section of our website at http://investor.ariad.com under the heading “Proxy Materials.” We also offer our stockholders the opportunity to receive stockholder communications electronically. Choosing to receive future proxy materials electronically will save us the cost of printing and mailing documents to you and will reduce the impact that printing our Annual Meeting materials has on the environment. If you choose to receive future proxy materials electronically, you will receive an e-mail message next year with instructions containing a link to those materials and a link to the proxy voting website. Your election to receive proxy materials electronically will remain in effect until you provide us with contrary instructions. If you have any questions about electronic delivery, please e-mail us at investor@ariad.com or call our investor relations office at 617-494-0400, extension 2208.

Delivery of Documents to Stockholders Sharing an Address

We are delivering a single copy of the Notice and, if applicable, the proxy materials to multiple stockholders who share the same address unless we have received contrary instructions from one or more of the stockholders. This procedure reduces our printing costs, mailing costs, and fees. Stockholders will continue to be able to access and receive separate Notices, and, if requested, proxy cards. Upon written or oral request, we will promptly deliver a separate copy of the Notice and, if applicable, the proxy materials to any stockholder at a shared address to which we delivered a single copy of any of these documents. The Notice will provide you with instructions regarding how to request a separate copy of the Notice and, if applicable, the proxy materials. Stockholders who hold shares in “street name” may contact their brokerage firm, bank, broker-dealer, or other similar organization to request more information.

If your household received a single Notice or, if applicable, a single set of proxy materials this year, but you would prefer to receive your own copy, please contact our transfer agent, Computershare, by calling their toll free number, 877-282-1168.

If you would like to receive your own Notice or, if applicable, set of our proxy materials in future years, follow the instructions described below. Conversely, if you share an address with another ARIAD stockholder and together both of you would like to receive only a single Notice or, if applicable, set of proxy materials, follow these instructions:

•

If your ARIAD shares are registered in your own name, please contact our transfer agent, Computershare, by calling them at 877-282-1168 or writing them at Computershare Trust Company, N.A., P.O. Box 43078, Providence, RI 02940-3078.

•

If a broker or other nominee holds your ARIAD shares, please contact the broker or other nominee directly and inform them of your request. Be sure to include your name, the name of your brokerage firm and your account number.

Information About the 2013 Annual Meeting

Admission to the Meeting

Attendance at the Annual Meeting is limited to stockholders. Admission to the Annual Meeting will be on a first-come, first-served basis. Stockholders wishing to attend the meeting in person are requested to pre-register. To register for the meeting, please contact our investor relations office at 617-494-0400, extension 2208, or send an e-mail to investor@ariad.com. Registration will also be available the morning of the meeting beginning at 9:00 A.M. EDT. Each stockholder may be asked to present valid picture identification such as a driver’s license or passport and proof of stock ownership as of the Record Date. When you arrive, signs will direct you to the appropriate meeting room. The use of computers, cell phones, pagers, recording or photographic equipment is not permitted in the meeting room at the Annual Meeting. Directions to our offices can be found on our website at www.ariad.com.

Voting Results of the Annual Meeting

The preliminary voting results will be announced at the Annual Meeting. The final voting results will be tallied by the inspector of election and published by us on a Form 8-K, which we are required to file with the SEC by June 26, 2013. Once filed, the Form 8-K will be publicly accessible on the Investors/News section of our website at http://investor.ariad.com under the heading “SEC Filings.”

Viewing the Annual Meeting on the Internet

If you cannot attend the Annual Meeting in person, you may view a live webcast of the Annual Meeting. If you choose to view the webcast, visit the Investors/News section of our website, http://investor.ariad.com, shortly before the meeting time and follow the instructions for accessing the webcast. If you miss the Annual Meeting, you can view a replay of the webcast at http://investor.ariad.com until July 19, 2013.

Other Information

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors and officers, and persons who own more than 10% of our common stock, to file reports of securities ownership and changes in that ownership with the SEC. Officers, directors, and greater than 10% beneficial owners are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. To our knowledge, based solely upon a review of the copies of the forms furnished to us and written representations that no other forms were required, we believe that all Section 16(a) filing requirements were timely met during the fiscal year ended December  31, 2012.

Future Stockholder Proposals

Any stockholder proposal intended for inclusion in our proxy materials for the 2014 annual meeting of stockholders should be sent to the Secretary and must be received by us at our offices at 26 Landsdowne Street, Cambridge, Massachusetts 02139-4234, by January 6, 2014. If a stockholder intends to present a proposal at the 2014 annual meeting of stockholders without including it in our proxy materials, that stockholder must comply with the advance notice provisions of our Bylaws. Those provisions require that we receive the proposal at our offices at 26 Landsdowne Street, Cambridge, Massachusetts 02139-4234, attention Corporate Secretary, not earlier than January 21, 2014 and not later than February 20, 2014.

Annual Report on Form 10-K

At no charge, we are providing each person from whom a proxy is solicited a copy of, or access to, our Annual Report on Form 10-K for the year ended December 31, 2012. The Annual Report is also available on the Investors/News section of our website at http://investor.ariad.com under the heading “SEC Filings.” To receive a printed copy of the Form 10-K (excluding exhibits) at no charge, please write to Investor Relations, ARIAD Pharmaceuticals, Inc., 26 Landsdowne Street, Cambridge, Massachusetts 02139-4234 or by e-mail to investor@ariad.com. Exhibits will be provided upon written request and payment of an appropriate processing fee.

Miscellaneous

The Board, at the time of the preparation of this proxy statement, knows of no business to come before the Annual Meeting other than that referred to herein. If any other business should come before the Annual Meeting, the persons named in the enclosed proxy will have discretionary authority to vote all proxies received and not thereafter revoked in accordance with their best judgment.

By Order of the Board of Directors,

Raymond T. Keane, Esq.
Senior Vice President, General Counsel and Secretary

April XX, 2013

VOTE BY INTERNET - www.proxyvote.com
ARIAD PHARMACEUTICALS, INC. 26 LANDSDOWNE STREET CAMBRIDGE, MA 02139	Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. EDT on June 19, 2013. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.
ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by ARIAD Pharmaceuticals, Inc. in mailing proxy materials, you can consent to receiving all future notices of availability of proxy materials or proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.
VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. EDT on June 19, 2013. Have your proxy card in hand when you call and then follow the instructions.
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
M59270-P40158	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

ARIAD PHARMACEUTICALS, INC.			For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote FOR the following proposal:
1.	Election of Directors		☐	☐	☐
Nominees
01) Athanase Lavidas, Ph.D
02) Massimo Radaelli, Ph.D.

The Board of Directors recommends you vote FOR proposals 2, 3 and 4:								For	Against	Abstain
2.	To approve an amendment to our Certificate of Incorporation to increase the number of authorized shares of common stock from 240 million to 450 million shares.							☐	☐	☐
3.	To ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm for 2013.							☐	☐	☐
4.	To approve, on an advisory basis, the compensation of our named executive officers, as disclosed in the proxy statement.							☐	☐	☐
In their discretion, the proxies are authorized to vote on such other business as may properly come before the meeting or any adjournment thereof.

For address change/comments, mark here. (see reverse for instructions)					☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]		Date				Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement, Annual Report and Shareholder Letter are available at www.proxyvote.com as well as proxy.ariad.com.

M59271-P40158

ARIAD PHARMACEUTICALS, INC.
26 Landsdowne Street
Cambridge, Massachusetts 02139
ANNUAL MEETING OF STOCKHOLDERS JUNE 20, 2013
PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned, revoking all prior proxies, hereby appoints Harvey J. Berger, M.D. and Raymond T. Keane, Esq., or either of them, as Proxies, with full power of substitution of each and authorizes them to represent and to vote all shares of the Common Stock of ARIAD Pharmaceuticals, Inc. (the “Company”) that the undersigned are entitled to vote at the Annual Meeting of Stockholders of the Company to be held at the Company’s offices at 26 Landsdowne Street, Cambridge, Massachusetts 02139 on Thursday, June 20, 2013 at 10:00 a.m., EDT, and at any adjournment or postponement thereof. The undersigned hereby directs the Proxies to vote in accordance with their judgment on any matters which may properly come before the Annual Meeting, all as indicated in the Notice of Annual Meeting of Stockholders, receipt of which is hereby acknowledged, and to vote on the matters set forth on the reverse side hereof, as specified by the undersigned.

This proxy, when properly executed, will be voted as directed herein by the undersigned stockholder(s). If no direction is given, this proxy will be voted “FOR” proposals 1, 2, 3 and 4.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)
Continued and to be marked, dated and signed on reverse side